                                                                  EXHIBIT 10.22


                               LEASE AGREEMENT

                                   BETWEEN

              WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
         not in its individual capacity, but solely as Owner Trustee under that certain Trust Agreement
                   dated as of October 25, 2001, as Lessor

                                     AND

                    HUMAN GENOME SCIENCES, INC., as Lessee

                         Dated as of October 25, 2001

                              TABLE OF CONTENTS

                                                                                                         Page
1.    Demise of Property...................................................................................1
2.    Certain Definitions..................................................................................1
3.    Title...............................................................................................12
4.    Use of Property.....................................................................................13
5.    Term................................................................................................13
6.    Rent................................................................................................13
7.    Net Lease; Non-Terminability........................................................................15
8.    Payment of Impositions; Compliance with Law, Restrictive Covenants and Operative Documents..........16
9.    Liens...............................................................................................16
10.   [INTENTIONALLY RESERVED]............................................................................17
11.   Lessee's Equipment; Building Equipment..............................................................17
12.   Alterations.........................................................................................18
13.   Construction of Additional Improvements.............................................................19
14.   Insurance...........................................................................................22
15.   Assignment and Subletting...........................................................................22
16.   Permitted Contests..................................................................................24
17.   Default Provisions..................................................................................24
18.   Additional Rights of Lessor.........................................................................31
19.   Sale, Return or Purchase of Property................................................................32
20.   Inspection..........................................................................................37
21.   Notices, Demands and Other Instruments..............................................................37
22.   Estoppel Certificates...............................................................................37
23.   No Merger...........................................................................................38
24.   Representations and Warranties of Lessee............................................................38
25.   Affirmative Covenants of Lessee.....................................................................40
26.   Negative Covenants of Lessee........................................................................42
27.   [INTENTIONALLY RESERVED.]...........................................................................43
28.   Separability........................................................................................43
29.   Subordination.......................................................................................43
30.   Binding Effect......................................................................................44
31.   Headings............................................................................................44
32.   Environmental Matters...............................................................................44
33.   Quiet Enjoyment.....................................................................................48
34.   [INTENTIONALLY RESERVED.]...........................................................................48
35.   Nature of Transaction...............................................................................48
36.   Grant of Lien and Future Assurances.................................................................49
37.   Miscellaneous.......................................................................................53
38.   Partial Release of Land.............................................................................54

LIST OF EXHIBITS
EXHIBIT A.........         Description of Land
EXHIBIT B.........         Intentionally Omitted
EXHIBIT C.........         Schedule of Basic Rent Payments
EXHIBIT D.........         Notice and Payment Information
EXHIBIT E.........         Security Agreement and Assignment

                               LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made as of October 25, 2001, by and between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under that certain Trust Agreement dated as of October 25, 2001 ("Lessor") and HUMAN GENOME SCIENCES, INC., a Delaware corporation ("Lessee").

                                   RECITALS

         A.       Lessor, pursuant to the Trust Agreement, has appointed Val
T. Orton, not in his individual capacity, but solely as Maryland trustee, to serve as Maryland trustee (the "Maryland Trustee") for that portion of the Owner Trust Estate located from time to time in the State of Maryland.

         B. Lessor, at the request of Lessee, has caused the Maryland Trustee to acquire from Issuer (as hereinafter defined) a leasehold interest in certain real property located in Montgomery County, Maryland, consisting of a parcel of land containing 18.1376 acres and more particularly described on Exhibit A attached hereto and made a part hereof (the "Land") and all the buildings, structures and other improvements located thereon (collectively, the "Improvements").

         C. Lessor now desires, acting through the Maryland Trustee, to sublease the Property to Lessee and Lessee desires to sublease the Property from Lessor, acting through the Maryland Trustee, subject to the terms and conditions set forth herein. To evidence the foregoing, the Maryland Trustee and Lessee shall enter into a Lease Supplement with respect to the Property simultaneously with the execution hereof by Lessor and Lessee.

                                  AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby covenant and agree as follows:

         1. Demise of Property. In consideration of the rents and covenants herein stipulated to be paid and performed, Lessor, acting through the Maryland Trustee, hereby demises and sublets to Lessee, and Lessee hereby demises and sublets from Lessor, acting through the Maryland Trustee, the Property.

         2. Certain Definitions. The following terms shall have the definitions provided below. Unless specifically provided otherwise, all accounting terms have the definitions given them in accordance with GAAP (hereinafter defined) as applied to the applicable Person on a consistent basis by its accountants in the preparation of its previous annual financial statements.

         Act of Bankruptcy means with respect to any Person, the filing of a petition in bankruptcy under the Bankruptcy Code, or the commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy, by or against such Person as debtor.

         Accumulated Funding Deficiency means an "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the Code.

         Additional Improvements means the approximately 45,000 square foot building to be constructed on the Land in accordance with Plans to be approved by Lessor, Agent and Lessee.

         Additional Rent means Additional Rent as defined in Paragraph 6(c).

         Affiliate means: (a) any Person in which Lessee legally or beneficially owns or holds, directly or indirectly, any capital stock or other equity interest; (b) any Person that is a partnership in which Lessee is a partner, or a joint venturer in which Lessee is a joint venturer or a limited liability company of which Lessee is a managing member; (c) any Person that is a director, officer, employee, stockholder (legally or beneficially) or other affiliate of any of the foregoing or of Lessee; and (d) any Person that directly or indirectly controls, is under the control of, or is under common control with, Lessee, including, without limitation, any Person that directly or indirectly has the right or power to direct the management or policies of Lessee and any Person whose management or policies Lessee directly or indirectly has the right or power to direct.

         Agent means the Bank, acting not in its individual capacity, but solely as agent for the Participants.

         Alterations means all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of and all substitutions or replacements for any of the Improvements (including the Additional Improvements following completion of construction thereof), both interior and exterior, structural and non-structural, and ordinary and extraordinary.

         Appurtenances means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Property, including, without limitation, the use of any streets, ways, alleys, vaults, strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         Assessment has the meaning set forth in Paragraph 32(e).

         Bankruptcy Code means Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

         Bank means Allfirst Bank, a Maryland banking corporation, its successors and assigns.

         Basic Rent means Basic Rent as defined in Paragraph 6(a).

         Beneficiary means the Agent, as Beneficiary under the Deed of Trust.

         Bond Documents has the meaning given to such term in the Indenture.

         Bonds means, the $73,000,000.00 Taxable Rate Demand Revenue Bonds (Human Genome Sciences, Inc. Facility), Series 2001A, being issued by Issuer to refinance a portion of the costs of the acquisition of the Property and finance a portion of the costs attributable to the construction of the Additional Improvements.

         Break Costs means an amount equal to the amount, if any, required to compensate any Certificate Holder or any Credit Facility Provider for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by any Certificate Holder or any Credit Facility Provider to fund its obligations under the Operative Documents) it may incur as a result of (a) Lessee's payment of Basic Rent other than on a Payment Date or (b) as a result of any conversion of the LIBO Rate other than on the last day of an Interest Period pursuant to and in accordance with the Operative Documents. A statement as to the amount thereof, prepared in good faith and in reasonable detail and submitted by any Certificate Holder or any Credit Facility Provider, as the case may be, to Lessee, shall be presumed correct absent demonstrable error.

         Building Equipment means all fixtures, furnishings, fittings and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) affixed or attached to, or to be affixed or attached to, the Property, together with all fixtures, furnishings, fittings, equipment, machinery and other personal property listed on Schedule 1 attached hereto or the acquisition of which is funded with either the proceeds of the Bonds or the MEDCO Note.

         Business Day means any day other than a day on which either (a) banks located in any of the cities in which the Principal Office of the Trustee, the Credit Facility Providers, the Paying Agent and the Remarketing Agent is located are required or authorized by law or executive order to close for business, or (b) the New York Stock Exchange is closed; provided, however, that relative to any determination of the LIBO Rate, a Business Day shall mean any day which is a Business Day under clause (a) or (b) and is also a day on which commercial banks are open for domestic and international business, including dealings in Dollars.

         Certificates means those certain certificates issued by Lessor, as Owner Trustee under the Trust Agreement, in favor of the Bank or any subsequent holder thereof in the aggregate principal amount of $3,000,000.00.

         Certificate Holder means, initially, the Bank and any subsequent holder of the Certificates.

         Change in Control means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Lessee and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of Lessee, or (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 51% of the voting stock of Lessee.

         Code means the Internal Revenue Code of 1986, or any applicable predecessor or successor statutory provision. Each reference to a section of the Code herein shall be deemed to include the final and temporary United States Treasury Regulations in effect from time to time with respect thereto.

         Collateral has the meaning given to such term in Collateral Pledge Agreement.

         Collateral Pledge Agreement means the Cash Collateral Pledge Agreement dated as of October 25, 2001, between and among Lessee, as Pledgor; the Agent, as Pledgee; and Trustee, as Collateral Agent, together with all amendments thereto and modifications thereof.

         Commencement Date means October 25, 2001.

         Commonly Controlled Entity means any trade or business (whether or not incorporated) which is a member of a "controlled group of corporations" (as such phrase is used and defined in Section 414(b) of the Code) or which is under "common control" (as such phrase is used and defined in Section 414(c) of the Code), and of which Lessee is a part.

         Construction Agent means the Construction Agent as defined in Paragraph 13(a).

         Construction Commencement Date means the Construction Commencement Date as defined in Paragraph 13(c).

         Construction Consultant means the Construction Consultant as defined in Paragraph 13(i).

         Construction Consultant Report means the Construction Consultant Report as defined in Paragraph 13(i).

         Construction Documents means the Construction Documents as defined in Paragraph 13(d).

         Construction Period means the period commencing on the Commencement Date and terminating on the Substantial Completion Date.

         Credit Facilities has the meaning given to such term in the Indenture. The initial Credit Facility is the Letter of Credit.

         Credit Facility Agreements has the meaning given to such term in the Indenture. The initial Credit Facility Agreement is the Letter of Credit Agreement.

         Credit Facility Documents has the meaning given to such term in the Indenture. The initial Credit Facility Documents are the Letter of Credit Documents.

         Credit Facility Providers has the meaning given to such term in the Indenture. The initial Credit Facility Provider is the Bank.

         Deed of Trust means the Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing dated as of October 25, 2001, encumbering all right, title and interest of Issuer, the Lessor, the Maryland Trustee and Lessee in and to the Property, from Issuer, the Lessor, the Maryland Trustee and Lessee to certain individual trustees for the benefit of the Beneficiary, together with all amendments thereto and modifications thereof.

         Deed of Trust Trustee has the meaning set forth in Paragraph 36(e).

         Default means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         Default Rate means the Default Rate as defined in Paragraph 6(d).

         Dollar means currency of the United States of America.

         Downgrade has the meaning given to such term in the Letter of Credit Agreement.

         Encumbrances means any mortgage, pledge, lien, security interest, charge or other encumbrance.

         Environmental Audit means the Environmental Audit as defined in Paragraph 32(d).

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         Event of Default means an Event of Default as defined in Paragraph
17.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Expiration Date means the date which is one day immediately preceding the seventh anniversary of the Commencement Date.

         Facility Fund has the meaning given to such term in the Indenture.

         Fair Market Value means with respect to the Property or any portion thereof, as of the date of the determination, the fair market value (which in any event shall not be less than zero) as determined by an independent appraiser chosen by Lessor (with the approval of the Agent) and reasonably acceptable to Lessee that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Lessor, the Credit Facility Providers or Lessee or any Affiliate, for the purchase of the Property or such portion thereof, as applicable. Such fair market value shall be calculated assuming that the Property is in the condition and repair required to be maintained by the terms of this Lease.

         Final Completion Date has the meaning given to such term in Paragraph 13(f).

         Final Rent Payment Date has the meaning given to such term in Paragraph 17(b).

         GAAP means generally accepted accounting principles in the United States of America in effect from time to time, consistently applied. In the event of a change in GAAP affecting the covenants contained in Paragraphs 25 or 26 of this Lease or definitions contained in Paragraph 2 of this Lease relating to such covenants, such covenants and definitions shall continue to be applied as though such change in GAAP had not occurred unless and until Lessor, Agent and Lessee shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.

         Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         Guarantee means that certain Guarantee of even date herewith executed by the Lessee in favor of the Beneficiary, for the benefit of the Participants.

         Guarantor means Human Genome Sciences, Inc., a Delaware corporation.

         Head Lease means the Lease Agreement dated as of October 25, 2001, by and between Issuer, as head lessor, and the Maryland Trustee, as head lessee, together with all amendments thereto and modifications thereof, pursuant to which Issuer leased to the Maryland Trustee, and the Maryland Trustee leased from Issuer, the Property.

         Head Lessor's Fee has the meaning given to such term in the Head
Lease.

         Hedge means any interest rate swap or similar hedge arrangement in existence at any time or from time to time between Issuer and any Hedge Counterparty.

         Hedge Agreement means any agreement between Issuer and any Hedge Counterparty in existence at any time or from time to time, executed in connection with any Hedge, including (without limitation) the Swap Agreement (as defined in the Letter of Credit Agreement), together with all amendments thereto and modifications thereof.

         Hedge Counterparty means any Person, in its capacity as counterparty to any Hedge Agreement, with which Issuer has entered into any Hedge or may hereafter at any time or from time to time enter into any Hedge, including (without limitation) the Bank and any other Credit Facility Provider.

         Hedge Documents means, collectively, any Hedge Agreement and all other documents in existence at any time or from time to time, executed and delivered to evidence, secure, or in connection with, any Hedge.

         Holder Yield has the meaning given to such term in the Trust
Agreement.

         Impositions means any and all liabilities, losses, expenses, costs, charges and liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges or assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Operative Documents that is classified by any Governmental Authority as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, gross or net income, gross or net receipts, value added, privilege and doing business taxes; (vi) assessments on any Property or part thereof, including without limitation all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the term of the Facility Lease; (viii) water and sewer rents, rates and charges, license, permit, inspection, registration and other authorization fees and other charges or costs of any nature whatsoever and (ix) taxes, liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon), which at any time during or in respect of the term hereof may be levied, assessed, confirmed or imposed by any Governmental Authority upon or with respect to, or be a lien upon (a) any Participant, the Lessee, the Property or any part thereof or interest therein, the Collateral or any portion thereof, or the Lessee or any sublessee or user of the Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, installation, substitution, subleasing, acquisition, acceptance, inspection, assignment, control, condition, servicing, maintenance, repair, ownership, possession, sale, purchase, rental, lease, activity conducted on or in, delivery, insuring, use, operation, improvement, transfer, return or disposition of the Property or any part thereof or interest therein; (c) the MEDCO Note or other indebtedness with respect to the Property or the Collateral or any part thereof or interest therein or transfer thereof; all rent payable under the Head Lease and/or the Facility Lease or the receipts or earnings arising from or received with respect to the Property or the Collateral or any part thereof or interest therein or any applications or dispositions thereof, (d) any other amount paid or payable pursuant to the MEDCO Note or any of the other Operative Documents,
(e) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (f) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the performance or enforcement thereof.

         Improvements means the buildings, structures and other improvements located from time to time on the Land, including the Additional Improvements following completion of construction thereof in accordance with the terms of this Lease.

         Indenture means the Trust Indenture dated as of October 25, 2001, between Issuer and the Trustee, together with all amendments thereto and modifications thereof.

         Inspecting Parties has the meaning set forth in Paragraph 20.

         Insurance Requirements means all terms and conditions of any insurance policy required by the Deed of Trust to be maintained by Lessee and all requirements of the insurers thereunder applicable to Lessor, the Credit Facility Providers, Issuer, Lessee or the Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of the Property.

         Interim Synthetic Lease means that certain letter agreement dated as of May 1, 2001, by and among the Bank, the Issuer, the Lessor and the Lessee and all other documents executed in connection therewith, together with all amendments thereto and modifications thereof.

         Invitrogen means Invitrogen Corporation, its successors and assigns.

         Invitrogen Sublease means the Invitrogen Sublease as defined in Paragraph 15(a).

         Issuer means the Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland.

         Land means that parcel of land described in Exhibit A attached hereto.

         Law means all applicable laws (including Environmental Laws), rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property and the foreclosure of the Deed of Trust with respect thereto).

         Lease Balance means, with respect to the Property, as of any date of determination, an amount equal to the aggregate sum of (i) the outstanding principal amount of the Bonds, including all accrued and unpaid interest thereon, (ii) the outstanding principal amount of the Certificates, including all accrued and unpaid Yield thereon, (iii) amounts due to the Hedge Counterparty under the Hedge Documents and the Collateral Pledge Agreement, and (iv) any other amounts due and owing under the Operative Documents, including without limitation, all amounts owed to the Credit Facility Providers under the Credit Facility Documents (provided, however, that if the Lessee exercises its option to purchase the Property on the Expiration Date, all amounts owed under the Credit Facility Documents through and including the expiration of the Credit Facility Documents shall also be included within this calculation).

         Lease Supplement means that certain Montgomery County, Maryland Lease Supplement, Short Form/ Memorandum of Lease and Remedies dated as of October 25, 2001, between and among the Maryland Trustee, Lessee and Agent, together with all amendments thereto and modifications thereof.

         Legal Requirements means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, requirements and agreements with all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the use, occupancy, possession, maintenance, alteration, repair or reconstruction of any of the Property.

         Lessee Collateral means all of Lessee's right, title and interest in and to (i) the Property, (ii) contracts, contract rights and general intangibles relating to the Property and (iii) proceeds of any of the foregoing.

         Lessee's Equipment means Lessee's machinery, apparatus, furnishings and other equipment that is (i) not paid for, directly or indirectly, with proceeds from the Bonds or the Certificate, (ii) not included in any requisition or in any disbursement from the Facility Fund or any advance under the Certificate, (iii) not a fixture or otherwise affixed to any part of the Property, and (iv) not in replacement for any of the property described in clauses (I) through (iii) above or for any of the other Building Equipment.

         Lessor means Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Trustee under that certain Trust Agreement dated as of October 25, 2001.

         Lessor Liens means any mortgage, pledge, lien, security interest, charge or other encumbrance (a) which results from any act or omission of, or any claim against, Lessor unrelated to the transactions contemplated by the Operative Documents or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Impositions owed by Lessor, except any Imposition for which Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any Impositions on the Property or assessed in connection with any construction or development by Lessee or Construction Agent).

         Letter of Credit means that certain Letter of Credit to be issued by the Bank in the initial stated amount of $74,080,000.00 for the account of Issuer as security for the Bonds, as the same may from time to time be modified, amended, supplemented, renewed or replaced.

         Letter of Credit Agreement means that certain Letter of Credit Agreement between the Bank and Issuer dated as of October 25, 2001, as the same may from time to time be modified, amended, supplemented, renewed or replaced.

         Letter of Credit Documents has the meaning given to such term in the Letter of Credit Agreement.

         LIBO Rate means with respect to any thirty (30) day period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such thirty (30) day period, and having a maturity approximately equal to thirty (30) days, or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by Allfirst Bank from Telerate Page 3750, or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant thirty (30) day period shall be the rate determined by Allfirst Bank from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Allfirst Bank to Lessee and the Certificate Holder, in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         Liquidity Covenant means the covenant described in Paragraph 25(g).

         Maryland Trustee means Val T. Orton, not in his individual capacity, but solely as Maryland Trustee for that portion of the Owner Trust Estate located in the State of Maryland.

         MEDCO Note means that certain promissory note dated as of October 25, 2001 in the original principal amount of $3,000,000.00 made by Issuer in favor of Lessor, together with all amendments thereto and modifications thereof.

         Mortgaged Property has the meaning set forth in Paragraph 36(e).

         Multiemployer Plan means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Lessee, or any Commonly Controlled Entity, as appropriate, has or had an obligation to contribute.

         Operative Documents means this Lease, the Lease Supplement, the Head Lease, the Bond Documents, the Credit Facility Agreements, the Credit Facility Documents, the Collateral Pledge Agreement, the Letter of Credit, the Letter of Credit Agreement, the Letter of Credit Documents, the MEDCO Note, the Certificates, the Hedge Documents, if applicable, the Guarantee and the Deed of Trust.

         Owner Trust Estate has the meaning given to such term in the Trust Agreement.

         Owner Trustee means Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement.

         Participants means the Credit Facility Providers, the Certificate Holders and the Hedge Counterparty.

         Paying Agent has the meaning given to such term in the Indenture.

         Payment Date means the first (1st) Business Day of each calendar month during the Term.

         Permitted Equipment Lien means any encumbrance or other lien upon, or security interest in, or any equipment lease of, any Lessee's Equipment, or interest therein, provided that the beneficiary of any such encumbrance, lien or security interest or the lessor under any equipment lease (i) acknowledges and agrees that its right to remove any of Lessee's Equipment must be exercised immediately upon or prior to the expiration or earlier termination of this Lease (the beneficiary or the lessor, as the case may be, acknowledging and agreeing that any Lessee's Equipment not so removed immediately upon or prior to the expiration or earlier termination of this Lease shall be considered abandoned by Lessee, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof and without obligation to account therefor to either Lessee, beneficiary or lessor as the case may be), (ii) covenants and agrees to repair (and, if necessary, replace), at its sole cost and expense, any damage to the Property caused by the removal of Lessee's Equipment, and (iii) acknowledges and agrees that its encumbrance, lien or security interest or equipment lease shall not create any lien upon, security interest in or encumbrance upon the Property.

         Permitted Investments has the meaning given to such term in the Collateral Pledge Agreement.

         Permitted Use means the Permitted Use as defined in Paragraph 4.

         Person means any natural person, firm, association, corporation, company, trust, partnership, public body or other entity.

         Personalty has the meaning set forth in Paragraph 36(g).

         Plan means any pension, profit sharing, savings or stock bonus plan established or maintained by the Lessee or any Commonly Controlled Entity that is intended to satisfy the qualification requirements under Code Section 401 and is subject to the requirements of ERISA, together with any related trusts.

         Plans means the Plans and Specifications for the Additional Improvements which shall be approved, in writing by Lessor, Agent and Lessee, as the same may be modified or amended in accordance with Paragraph 13(g).

         Prohibited Transaction means a "prohibited transaction" as defined in
Section 406 of ERISA or Section 4975 of the Code.

         Property means, collectively, the Land, the Improvements, the Appurtenances and the Building Equipment, together with Alterations thereto.

         Purchase Option has the meaning given to such term in Paragraph
19(a).

         Release Fee has the meaning given to such term in Paragraph 38.

         Release Parcel has the meaning given to such term in Paragraph 38.

         Remarketing Agent has the meaning given to such term in the Indenture.

         Remarketing Option has the meaning given to such term in Paragraph
19(f).

         Rent means Basic Rent and Additional Rent.

         Reportable Event means a "reportable event" as defined in Section 4043 of ERISA or the regulations issued thereunder.

         Residual Guaranty Amount means, as of any date of determination, the product obtained by multiplying (i) the Lease Balance times (ii) 85%.

         Restrictive Covenants means the covenants and restrictions set forth in the Amended and Restated Declaration of Covenants and Easements made the 9th day of March, 1990, by and between Montgomery County, Maryland and Redgate III Limited Partnership, and recorded among the Land Records of Montgomery County, Maryland, in Liber 9332 at folio 591.

         Subject Contracts has the meaning set forth in Paragraph 36(e).

         Subject Leases has the meaning set forth in Paragraph 36(e).

         Subsidiary or Subsidiaries means, with respect to any Person (including Lessee), any present or future Person at least a majority of whose outstanding Voting Stock shall at the time be owned by such Person (including Lessee) or by one or more Subsidiaries of such Person, or by such Person (including Lessee) and one or more Subsidiaries of such Person (including Lessee).

         Substantial Completion means the date on which the Additional Improvements are in such condition that Lessee may commence its final fit out of the Additional Improvements and move in and a Certificate of Occupancy of a tenantable shell either has been issued or would be issued except for work to be performed by Lessee.

         Substantial Completion Date has the meaning given to such term in Paragraph 13(c).

         Term means the Term as defined in Paragraph 5.

         Trust Agreement means that certain Trust Agreement dated as of October 25, 2001, by and between the Owner Trustee and the Bank, together with all amendments thereto and modifications thereof.

         Trustee means Allfirst Trust Company National Association, not in its individual capacity, but solely as Bond Trustee, its successors and assigns.

         Voting Stock means the shares of any class of capital stock of a Person having ordinary voting power to elect the directors, managers or trustees thereof (irrespective of whether or not at the time stock of any class or classes of such Person shall have or might have voting power by reason of the happening of any contingencies).

         3. Title.

                  (a) The Property is demised and let subject to (i) the Head Lease, (ii) the Deed of Trust and any Encumbrances executed in connection therewith and all of the terms and provisions thereof, including but not limited to the provisions governing disbursement of insurance proceeds and condemnation awards, (iii) the existing state of the title of the Land as of the date hereof and any other exceptions or encumbrances of record as of the date hereof and any other restrictions, exceptions and Encumbrances entered into subsequent to the date hereof with Lessee's knowledge and written consent, which consent shall not be unreasonably withheld or delayed provided Lessee's rights hereunder are not adversely affected in a material manner,
(iv) any state of facts which an accurate survey or physical inspection of the Property might show, and (v) the condition of the Property, as of the Commencement Date. So long as no Default or Event of Default exists hereunder, Lessor covenants and agrees not to amend or modify any of the terms and conditions of the Head Lease without the prior written consent of Lessee, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) Lessee has made its own investigation as to the existing state of the title of the Land and has obtained its own survey. Lessee has also made its own investigation as to the physical condition of the Property. Based upon the foregoing, Lessee hereby acknowledges its acceptance of the Property and the suitability of the Property for the Permitted Use.

                  (c) LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO OR A LEASEHOLD INTEREST IN THE PROPERTY, LESSOR IS NOT RESPONSIBLE FOR THE CONDITION OF THE PROPERTY OR ANY ALTERATIONS. NEITHER LESSOR, AGENT NOR ANY CREDIT FACILITY PROVIDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, AGENT NOR ANY CREDIT FACILITY PROVIDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH LAW.

         4. Use of Property. Lessee shall occupy and use the Property for any lawful use (the "Permitted Use"), subject to the terms and provisions of any covenants, easements, conditions or restrictions of record as of the Commencement Date or hereafter recorded with the written consent of Lessee and Agent, including but not limited to the Deed of Trust and the Restrictive Covenants, and for no other purpose. Lessee shall not abandon the Property. Lessee shall not permit any unlawful occupation, business or trade to be conducted on the Property or any portion thereof or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Lessee shall not use or occupy or permit the Property or any portion thereof to be used or occupied, nor do or permit anything to be done in or on the Property or any portion thereof, in a manner which would or might (i) constitute a default under the Head Lease or any of the other Operative Documents, (ii) make void or voidable any insurance then in force with respect to any of the Property, (iii) make it impossible to obtain fire or other insurance which Lessee is required to furnish hereunder, (iv) cause structural injury to any of the Improvements, (v) constitute a public or private nuisance or waste or
(vi) impair the Fair Market Value, utility or remaining useful life of the Property.

         5. Term. Unless earlier terminated pursuant to the terms hereof, the term of this Lease (the "Term") shall commence on the Commencement Date and end on the Expiration Date.

         6. Rent.

                  (a) Beginning with and including the first Payment Date occurring after the Commencement Date, Lessee shall pay to the Agent, on behalf of Lessor, by wire transfer of immediately available federal funds using the wiring instructions set forth in Exhibit D attached hereto or by such other method of payment as may be mutually agreed upon by Lessor, Lessee and Agent, basic rent in the amounts set forth in Exhibit C attached hereto, subject to adjustment as set forth in subparagraph (b) below (such basic rent, as so adjusted from time to time, is hereinafter referred to as "Basic Rent"). Basic Rent shall be absolutely net to Lessor, so that this

Lease shall yield to Lessor the Basic Rent throughout the Term and shall be paid without demand or offset, as more particularly provided hereinafter. Each installment of Basic Rent received by the Agent shall be disbursed by the Agent in accordance with Article IX of the Deed of Trust.

                  (b) Lessor and Lessee acknowledge and agree that Basic Rent has been determined based upon a number of factors, which include the amount of interest payable on the aggregate sum of the outstanding principal amount of the Bonds from time to time, the yield payable on the aggregate sum of the outstanding principal amount of Certificates from time to time and any other amounts and costs payable pursuant to the Operative Documents. Accordingly, Basic Rent shall be adjusted from time to time by Lessor and Lessee to reflect
(i) any increase in the aggregate sum of the outstanding principal amount of the Bonds and/or the Certificates, (ii) any redemption of the Bonds prior to maturity, (iii) any increase or decrease in Basic Rent as a result of the existence of the Hedge Documents, (iv) the expiration of any Hedge or any default by any Hedge Counterparty in the performance of its obligations under any Hedge Documents, and (v) any additional amounts and costs that become due and owing pursuant to the other Operative Documents.

                  (c) Lessee covenants and agrees to pay and discharge, as additional rent (the "Additional Rent"), all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees or is otherwise obligated to pay under this Lease or any other Operative Document (whether or not designated as Additional Rent) to Agent or any other Person, including without limitation, the Head Lessor's Fee, any costs otherwise payable by Issuer under the Hedge Documents, Break Costs, the Residual Guaranty Amount and any Lease Balance. Each payment of Additional Rent received by the Agent shall be disbursed by the Agent in accordance with
Article IX of the Deed of Trust.

         Lessor, as promptly as practicable after obtaining knowledge that any Additional Rent will be payable under this Lease, will advise Lessee, by written notice, of the amount of any Additional Rent payable hereunder and the date on which any Additional Rent is due and payable by Lessee in order for Lessor to meet its obligations with respect to payments by Lessor to other Persons, but failure to give such notice shall not relieve Lessee of the obligation to make such payments. Additional Rent shall be paid to Agent or the Person entitled thereto, on the date specified in Lessor's written notice to Lessee, by wire transfer of immediately available federal funds using the wiring instructions set forth in Exhibit D attached hereto. In the event of any failure by Lessee to pay or discharge any Additional Rent, Lessor shall have all rights, powers and remedies provided herein or by Law in the case of non-payment of Basic Rent.

                  (d) In the event that any payment of Basic Rent or Additional Rent is not made within fifteen (15) days after the date on which the same is due and payable, Lessee shall pay to whomever shall be entitled thereto, in each case as Additional Rent, a late charge equal to two percent (2%) of the overdue amount, together with interest, from the date on which the payment was due (without regard to any applicable grace period) until the date such payment is made in full, at the fluctuating rate which is at all times equal to the LIBO Rate plus 2% per annum (the "Default Rate"). In addition, Lessee shall pay all costs of collection, including attorneys' fees, if collection of amounts due to Lessor or any other Person is referred to an attorney after default by Lessee.

         7. Net Lease; Non-Terminability.

                  (a) This Lease is a net lease, and Basic Rent, Additional Rent and all other sums payable by Lessee shall be paid without notice or demand. Lessee's obligations to pay Basic Rent, Additional Rent and all other such sums payable by Lessee hereunder shall be absolute and unconditional under any and all circumstances (except as specifically provided herein).

                  (b) Any present or future law to the contrary notwithstanding, Lessee shall not be entitled to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent or any other sums payable hereunder and the obligations of Lessee under this Lease shall not be affected, for any reason, including the following: (i) any defect in the condition, merchantability, design, construction or quality of all or any part of the Property, (ii) any damage to or the destruction of all or any part of the Property from whatever cause, (iii) any taking of the Property or any portion thereof or interest therein by condemnation, requisition or otherwise for any reason, (iv) any prohibition, limitation or restriction of Lessee's use of all or any part of the Property, or any interference with such use, (v) any title defect or encumbrance, or any eviction from the Property by paramount title or otherwise, (vi) Lessee's acquisition or ownership of any interest in all or any part of the Property otherwise than pursuant to an express provision of this Lease, (vii) any failure on the part of Lessor to observe any provision of this Lease, or any default by Lessor under any other agreement to which Lessor and Lessee may be parties, (viii) any claim which Lessee has or might have against Lessor, (ix) the impossibility or illegality of performance by Lessee or Lessor or both, (x) any action by any court, administrative agency or other Governmental Authority (provided, however, if any court, administrative agency or other Governmental Authority were to take any action which would prohibit the payment by Lessee to Lessor of Basic Rent, Additional Rent or any other sums payable hereunder, Lessor shall, thereafter, continue to make such payments into an escrow account to be established by the Agent for the benefit of Lessor and the Credit Facility Providers until such time as such prohibition on payment by Lessee to Lessor is removed), (xi) the failure of Lessee, Guarantor or any of their Affiliates to achieve any accounting or tax benefits or the characterization of the transaction intended by the parties as set forth in Paragraph 35 hereof, or (xii) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. It is the intention of the parties hereto that the obligations of Lessee hereunder shall be separate and independent covenants and agreements, that Basic Rent, Additional Rent and all other sums payable by Lessee hereunder shall continue to and be payable in all events, and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

                  (c) Lessee agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease or abate the Rent payable hereunder, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding or/and (ii) any other action (including rejection) with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding, and, in any such event, so long as Lessee pays and performs its obligations under this Lease and does not take any action to terminate, rescind or avoid this Lease or abate the rent required hereby, Lessee shall be entitled to the benefits of Lessee set forth in this Lease.

                  (d) Except as otherwise provided in this Lease, Lessee waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or (ii) to any abatement, suspension, deferment or reduction of Basic Rent, Additional Rent or any other sums payable under this Lease.

         8. Payment of Impositions; Compliance with Law, Restrictive Covenants and Operative Documents.

                  (a) Lessee covenants and agrees to pay, as Additional Rent, all taxes, charges, levies and assessments which Lessee agrees or is otherwise obligated to pay under this Lease or any of the other Operative Documents, including without limitation all amounts described in Section 4.4 of the Deed of Trust and all Impositions payable by Lessee pursuant to Section 5.4 thereof. If Lessee is not otherwise obligated to furnish proof of payment of any such amount to Lessor pursuant to other provisions of the Operative Documents, then Lessee agrees to furnish to Lessor, within thirty (30) days after written demand therefor, proof of the payment of such amounts.

                  (b) Lessee shall, at its sole cost and expense, promptly comply with and conform to all Legal Requirements and Insurance Requirements relating to the Property, including the use and operation thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Property or interfere with the use and enjoyment of the Property. Lessee shall also, at its sole cost and expense, procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Property.

                  (c) Lessee shall, at its sole cost and expense, promptly comply with and conform to all of the Restrictive Covenants. (d) Lessee shall, at its sole cost and expense, perform all obligations of Lessee and of Lessor, Maryland Trustee and Issuer and pay all amounts due and owing from time to time under any of the other Operative Documents as and when such obligations are required to be performed and such amounts are required to be paid, including, without limitation, the Head Lease, the Deed of Trust and the Letter of Credit Agreement, provided Lessee is provided with the same notice and cure period, if any, afforded to the responsible party under the other Operative Documents.

         9. Liens.

                  (a) Lessee will not, directly or indirectly, create or permit to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof or Lessee's interest therein or Basic Rent, Additional Rent or other sums payable by Lessee under this Lease, other than Permitted Equipment Liens. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to

Lessor and Agent any of the foregoing liens, other than Permitted Equipment Liens, if the same shall arise at any time. NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING THE CONSENT OR REQUEST OF LESSOR, AGENT OR ANY CREDIT FACILITY PROVIDER, EXPRESSED OR IMPLIED, OF ANY CONTRACTOR, SUBCONTRACTOR, LABORER, MATERIALMAN OR VENDOR TO OR FOR THE PERFORMANCE OF ANY LABOR OR SERVICES OR OTHER FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR DEMOLITION OF OR TO THE PROPERTY OR ANY PART THEREOF, AND NEITHER LESSOR, AGENT NOR ANY CREDIT FACILITY PROVIDER SHALL BE LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH THE PROPERTY OR ANY PART THEREOF.

                  (b) Pursuant to the Operative Documents, including, without limitation, the Deed of Trust, Lessor, acting through the Maryland Trustee, and Lessee shall be required to grant various liens on each of their respective right, title and interest in and to the Property in order to secure each of their respective obligations under the Operative Documents. Lessor and Lessee each hereby consent to the granting of any and all such liens required pursuant to the Operative Documents, including, without limitation, the liens evidenced by the Deed of Trust.

         10. [INTENTIONALLY RESERVED].

         11. Lessee's Equipment; Building Equipment.

                  (a) All Lessee's Equipment shall remain the property of the lessor thereof or the property of Lessee, as applicable, notwithstanding its attachment to the Property. At the expiration or earlier termination of the Term, all of Lessee's Equipment shall remain the property of the lessor thereof or the property of the Lessee (as applicable) and shall be removed by Lessee or such lessor in accordance with subparagraph (c) below.

                  (b) [Intentionally Reserved].

                  (c) Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Property in good condition, reasonable wear and tear excepted, with all Building Equipment in good working condition, and otherwise in the condition required pursuant to the Deed of Trust. Lessee shall have the right to remove any of Lessee's Equipment prior to the expiration or earlier termination of this Lease provided (i) no Default or Event of Default then exists, (ii) Lessee shall repair (and, if necessary, replace), at its sole cost and expense, any damage to the Property caused by the removal of Lessee's Equipment (whether affected by Lessee or Lessee's lessor or any of their agents or employees) and (iii) following the removal of any of Lessee's Equipment and the repair (and, if necessary, the replacement) of any damage to the Property caused by such removal, the Property shall have the same Fair Market Value, remaining useful life, utility and residual value as existed immediately prior to the removal of such Lessee's Equipment. Any Lessee's Equipment not removed by Lessee upon the expiration or earlier termination of this Lease in accordance with the terms of this subparagraph
(c) shall be considered abandoned by Lessee, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof and without obligation to account therefor to either Lessee or any lessor of such Lessee's Equipment. Lessor shall not be responsible for any loss or damage to Lessee's Equipment under any circumstances. The provisions of this subparagraph (c) are not applicable in the event that Lessee exercises the Purchase Option and irrevocably pays the purchase price provided for in Paragraph 19 hereof to the Agent.

                  (d) Lessor shall, from time to time upon Lessee's written request, execute appropriate documents for the benefit of Lessee's lenders or equipment lessors confirming the provisions of this Paragraph 11 and containing such further undertakings of Lessor (provided the same are at no cost and expense to Lessor) concerning the right of any such lender or lessor to enter the Property prior to the expiration or earlier termination of this Lease for the purpose of exercising its rights with respect to the collateral of such lender or lessor, including removing the same, provided such documents and further undertakings are on commercially reasonable terms and conditions and require such lender or lessor to fully comply with the terms and conditions of subparagraph (c) above relating to the removal of Lessee's Equipment.

         12. Alterations.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, Lessee may, at its expense, make Alterations, subject to the prior written consent of Lessor, Agent and Issuer and further subject to the terms and conditions of the Head Lease and the Deed of Trust, provided that Lessee must notify Lessor, Agent and Issuer but not obtain the prior consent of Lessor, Agent and Issuer for any non-structural Alterations which do not involve the exterior of any of the Improvements or changes in utilities, electrical, mechanical or other existing systems and which in each separate Alteration do not exceed $1,500,000 in cost. Lessor agrees not to withhold, delay or condition its consent, to the extent required herein, provided that (i) all such Alterations, construction and installations shall be performed in a good and workmanlike manner; (ii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements; (iii) all work done in connection with any such Alterations, construction or installation shall comply with all Insurance Requirements; (iv) Lessee shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge all liens filed against any of the Property arising out of the same; (v) Lessee shall procure and pay for all permits and licenses required in connection with any such Alteration, construction or installation; (vi) all such Alterations, construction and installations shall be the property of Lessor and shall be subject to this Lease; (vii) the design of any Alterations visible from the exterior of the Property shall comply with the terms of the Restrictive Covenants (including obtaining any consents required thereunder), if applicable; (viii) the contractor performing such alterations shall be reputable, licensed and insured and shall, if required by Lessor or Agent, be required to obtain performance and payment bonds; (ix) such Alterations, when completed, shall not impair the Fair Market Value, utility, remaining useful life or residual value of the Property from the Fair Market Value, utility, remaining useful life or residual value thereof immediately prior to the making thereof; and (x) Lessor shall incur no expense or cost whatsoever in connection with such Alterations, including without limitation, costs for reviewing and approving plans, additional common area maintenance fees, tap fees or other utility fees, and costs incurred by Lessor in obtaining the approval of the Agent and Issuer, if required pursuant to the Head Lease. Lessor may require, as a condition to its consent to any Alterations, reasonable appropriate payments, assurances and undertakings from Lessee to ensure that all such conditions are satisfied. Notwithstanding the foregoing, it shall not be unreasonable for Lessor to withhold its consent, or to condition its consent, if either the Agent or Issuer withholds its consent to any of the foregoing, or requires that certain conditions or requirements be satisfied or observed.

                  (b) In the event that any Alterations shall encroach upon any property, street or right-of-way adjoining or adjacent to the Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Property or any part thereof, including without limitation the Restrictive Covenants or shall hinder or obstruct any easement or right-of-way to which the Property are subject or shall impair the rights of others under any such easement or right-of-way, then promptly after written request of Lessor or of any Person affected by any such encroachment, violation, hindrance, obstruction or impairment, Lessee shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Lessor, Lessee or both, or (ii) take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments.

         13. Construction of Additional Improvements.

                  (a) Appointment of Lessee as Construction Agent. Pursuant to and subject to the terms and conditions set forth herein and in the other Operative Documents, Lessor hereby designates and appoints Lessee, during the Construction Period, to serve as construction agent for the construction of the Additional Improvements and acquisition and installation of the related Building Equipment in accordance with the Plans on the Land. Lessee, acting in such capacity, shall be referred to in this Paragraph 13 as "Construction Agent".

                  (b) Acceptance; Construction. Lessee hereby unconditionally accepts the designation and appointment as Construction Agent. Construction Agent shall cause the Additional Improvements to be constructed on the Land and the related Building Equipment to be acquired and installed in accordance with (i) the Plans, (ii) the terms and conditions set forth in this Lease,
(iii) the terms and conditions of the other Operative Documents and (iv) all applicable Legal Requirements and Insurance Requirements.

                  (c) Commencement of Construction; Completion Date. Construction Agent hereby agrees, unconditionally and for the benefit of Lessor, to cause construction of the Additional Improvements to commence on the Land as soon as is reasonably practicable, in its reasonable judgment, after the Commencement Date and to cause construction to be substantially completed not later than the date which is eighteen (18) months after the Commencement Date (the "Substantial Completion Date") and to cause all construction to be completed (including all punchlist items) not later than the Final Completion Date. For purposes hereof, construction of the Additional Improvements shall be deemed to commence on the date (the "Construction Commencement Date") on which excavation for the foundation for such Additional Improvements commences. Without limiting the foregoing, no phase of such construction shall be undertaken until all permits for such phase have been issued therefor.

                  (d) Construction Documents. Construction Agent may execute any of its duties and obligations under this Paragraph 13 by or through agents, contractors, employees or attorneys-in-fact, and Construction Agent, as agent for Lessor, shall enter into such agreements with architects, contractors and vendors as Construction Agent deems necessary or desirable for the construction of the Additional Improvements and the acquisition and installation of the related Building Equipment pursuant hereto (collectively, the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way Construction Agent's duties and obligations under this Paragraph 13; provided, further, contemporaneously with the execution and delivery of any Construction Document, Construction Agent will execute and deliver to Lessor a Security Agreement and Assignment in the form attached hereto as Exhibit E and incorporated herein by this reference, pursuant to which Construction Agent shall assign to Lessor, among other things, all of Construction Agent's rights under and interests in such Construction Documents. Each construction contract with a general contractor or vendor shall be subject to the approval of Lessor and Agent, shall be with a reputable general contractor or vendor with experience in constructing or equipping projects that are similar in scope and type to the Additional Improvements, shall provide for a fixed price or guaranteed maximum price (unless otherwise specifically agreed to by Agent) and shall provide that the general contractor shall insure the Additional Improvements under a "builders' risks" property insurance policy (unless provided by Construction Agent). Construction Agent shall provide (or cause to be provided) such payment and performance bonds as may be required by Agent.

                  (e) Scope of Authority.

                           (i)      Subject to the terms, conditions,
         restrictions and limitations set forth herein and in the other Operative Documents, Lessor hereby expressly authorizes Construction Agent, or any agent or contractor of Construction Agent, and Construction Agent unconditionally agrees, for the benefit of Lessor, to take all action necessary or desirable for the performance and satisfaction of all of Construction Agent's obligations under this Paragraph 13 with respect to the construction of the Additional Improvements and the acquisition and installation of the related Building Equipment, including, without limitation:

                                    (A) overseeing, directing, supervising and
                  monitoring all design and supervisory functions relating to the construction of the Additional Improvements and acquisition and installation of the related Building Equipment and all engineering work related to the construction of the Additional Improvements and acquisition and installation of the related Building Equipment;

                                    (B) negotiating and entering into all
                  contracts or arrangements to procure the equipment and services necessary to construct the Additional Improvements and acquisition and installation of the related Building Equipment on such terms and conditions as are customary and reasonable in light of local standards and practices;

                                    (C) obtaining all necessary permits,
                  licenses, consents, approvals and other authorizations, including those required under Law (including Environmental
                  Laws), from all Governmental Authorities in connection with the construction of the Additional Improvements on the Land and the acquisition and installation of the related Building Equipment in accordance with the Plans;

                                    (D) maintaining all books and records with
                  respect to the construction of the Additional Improvements;
                  and

                                    (E) performing any other acts necessary or
                  appropriate in connection with the construction of the Additional Improvements and acquisition and installation of the related Building Equipment in accordance with the Plans.

                           (ii) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of Lessor are non-recourse, and that Lessor shall have no personal liability with respect to such obligations. Subject to the foregoing, Lessor shall execute such documents and take such other actions as Construction Agent shall reasonably request, at Construction Agent's expense, to permit Construction Agent to perform its duties hereunder.

                           (iii) Subject to the terms and conditions of this Lease and the other Operative Documents, Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Additional Improvements and acquisition and installation of the related Building Equipment.

                  (f) Covenants of Construction Agent. Construction Agent hereby covenants and agrees that it will:

                           (i) following the Construction Commencement Date, cause construction of the Additional Improvements on the Land and acquisition and installation of the related Building Equipment to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and in compliance in all material respects with all Legal Requirements and Insurance Requirements and cause Substantial Completion to occur by the Substantial Completion Date and final completion to occur by the Final Completion Date;

                           (ii)     cause all liens (including, without
         limitation, liens or claims for materials supplied or labor or services performed in connection with the construction of the Additional Improvements and acquisition and installation of the related Building Equipment), other than the Encumbrances and Lessor Liens, to be discharged or bonded off if disputed in good faith by appropriate proceedings by Construction Agent;

                           (iii) cause all outstanding punch list items with respect to the Additional Improvements and the related Building Equipment to be completed within ninety (90) days after the Substantial Completion Date (the "Final Completion Date"); provided, however, the Lessee acknowledges and agrees that the Lessee shall not be permitted to capitalize interest and yield, fees and insurance premiums due under the Operative Documents beyond the Substantial Completion Date; and

                           (iv) at all times during construction of the Additional Improvements and acquisition and installation of the related Building Equipment, cause all title to all personalty financed by Lessor on or within the Property to be and remain vested in Lessor and cause to be on file with the applicable filing office or offices all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title free of all liens other than Encumbrances, it being understood and acknowledged that Lessor's rights, title and interest in and to said personalty have been assigned to Agent pursuant to the Operative Documents.

                  (g) Amendments to Plans and Construction Documents. Construction Agent may not amend or modify the Plans or any of the Construction Documents without the prior written consent of Lessor and Agent, unless such amendment or modification (i) involves a non-structural change to the Additional Improvements, (ii) would not cause Substantial Completion to be delayed beyond the Substantial Completion Date and (iii) would not cause the undisbursed portion of the budget for the construction of the Additional Improvements prepared by Lessee pursuant to the Deed of Trust and delivered to Agent to be insufficient to pay all remaining costs associated with the construction of the Additional Improvements.

                  (h) No Agency Fee. All obligations, duties and requirements imposed upon or allocated to Construction Agent under this Paragraph 13 shall be performed by Construction Agent at Construction Agent's sole cost and expense, and Construction Agent will not be entitled to, and Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and Construction Agent shall not be entitled to, and Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that the terms and provisions of this Paragraph 13 are being incorporated into this Lease as consideration for and as an inducement to Lessor entering into this Lease and the other Operative Documents.

                  (i) Construction Monitoring. During the Construction Period, the Agent shall have the right, from time to time, at the sole cost and expense of Lessee, to have a third party construction consultant (the "Construction Consultant") inspect the construction of the Additional Improvements on the Property and provide a report to the Agent regarding the status of such construction and Lessee's compliance with the terms and conditions of this Paragraph 13 and the other Operative Documents regarding such construction (the "Construction Consultant Report"). If the Construction Consultant Report reveals any deficiencies in the construction of the Additional Improvements by the Lessee, Lessee shall promptly remedy any such deficiencies and provide evidence thereof reasonably acceptable to the Agent and the Construction Consultant.

         14. Insurance. During the Term, Lessee covenants and agrees, at Lessee's cost and expense, to maintain the insurance required to be maintained by Lessee pursuant to the Deed of Trust.

         15. Assignment and Subletting.

                  (a) Provided no Default or Event of Default shall have occurred and be continuing, with prior written notice to Lessor and the Agent, Lessee may, provided such use of the Property or the applicable portion thereof is limited to the Permitted Use, sublet all or any portion of the Property to (i) an Affiliate or (ii) Invitrogen (the "Invitrogen Sublease"), provided that the term of the Invitrogen Sublease shall not extend beyond April 30, 2002, or assign this Lease to an Affiliate. Provided no Default or Event of Default or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing, with the prior written consent of Lessor and the Agent (which consent shall not be unreasonably withheld), Lessee may sublet all or any part of the Property to any Person which is not an Affiliate, or assign this Lease to any Person which is not an Affiliate, provided in each instance such Person shall use the Property solely for the Permitted Use. Notwithstanding the foregoing, it shall not be unreasonable for Lessor to withhold its consent, or to condition its consent, if the Agent or Issuer withholds its consent to any assignment or subletting, or requires that certain conditions or requirements be satisfied or observed. Lessee shall give Lessor at least thirty (30) days' advance written notice of its intention to enter into any transaction governed by this Paragraph 15, together with such information as Lessor and/or the Agent may reasonably request concerning the business and financial background of the proposed sublessee or assignee. Within ten (10) days after the execution and delivery of any assignment or sublease permitted pursuant to this Paragraph 15, Lessee shall deliver a conformed copy thereof to Lessor and the Agent, and within ten (10) days after the execution and delivery of any permitted sublease, Lessee shall give notice to Lessor and the Agent of the existence and term thereof, and of the name and address of the sublessee thereunder.

                  (b) No assignment or sublease permitted hereunder will (i) release Lessee of any obligations hereunder or under any of the other Operative Documents or affect or reduce any of the obligations of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made, (ii) impose any obligations on Lessor beyond those of Lessor under this Lease or otherwise affect any of the rights of Lessor under this Lease or (iii) extend beyond the last day of the Term. Each assignment or sublease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to this Lease and the rights of Lessor hereunder, and shall expressly provide for the surrender of the Property or the applicable portion thereof that is subleased by the applicable sublessee at the election of Lessor after the occurrence and continuance of an Event of Default. Notwithstanding the foregoing, however, Lessor covenants and agrees that, following the occurrence and continuance of a Default or an Event of Default, Invitrogen shall be entitled to remain in possession of that portion of the Property then being subleased by Invitrogen pursuant to the Invitrogen Sublease, provided Invitrogen is not then in default under such sublease and Invitrogen agrees to attorn to Lessor or any subsequent owner of the Property for the remainder of the term of such sublease. The effectiveness of an assignment hereunder shall be conditioned upon the receipt by Lessor and the Agent of a writing executed by the assignee pursuant to which the assignee shall expressly assume all of the obligations of Lessee hereunder. Any assignment or subletting, Lessor's consent thereto, or Lessor's collection or acceptance of rent from any assignee or sublessee shall not be construed either as waiving or releasing Lessee from any of its liabilities or obligations under this Lease, or as relieving Lessee or any assignee or sublessee from the obligation of obtaining Lessor's and the Agent's prior written consent to any subsequent assignment or subletting.

                  (c) Upon the occurrence of an Event of Default under this Lease, Lessor shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Property, and Lessee hereby irrevocably and unconditionally assigns such rents and money to Lessor, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. From and after the date, if any, that such Event of Default is cured, such rents shall again become payable to Lessee and the excess, if any, of the sublease rents collected by Lessor over the amount thereof applied toward Lessee's obligations under this Lease shall be paid to Lessee.

                  (d) All restrictions and obligations imposed pursuant to this Lease on Lessee shall be deemed to extend to any sublessee or assignee, and Lessee shall cause such Person to comply with such restrictions and obligations.

                  (e) Any assignment or sublease not made in accordance with the terms of this Paragraph 15 shall be void.

         16. Permitted Contests. Notwithstanding any other provision of this Lease to the contrary, Lessee shall not be required to (i) pay any Imposition,
(ii) discharge or remove any lien, encumbrance or charge referred to in Paragraph 9 or 11 or (iii) comply with any Insurance Requirement so long as Lessee shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings, provided that (a) such contest shall operate at all times during the pendency thereof to prevent (i) the collection of, or other realization upon, the sums payable to satisfy any Imposition or lien, encumbrance or other charge so contested, and (ii) the sale, forfeiture or loss of the Property, or any part thereof, or any interest therein or Basic Rent or any Additional Rent, or any portion thereof, (b) such contest shall not result in any interference or potential interference with the use or occupancy of the Property or any part thereof,
(c) there shall be no interference with the payment of Basic Rent or any Additional Rent, or any portion thereof as a result of such contest, (d) there shall be no cancellation or interruption of any fire or other insurance policy as a result of such contest, unless such policy is replaced prior to its cancellation by another policy complying with the provisions of this Lease, and (e) such content shall not result in the Imposition or potential Imposition of any civil or criminal liability upon Lessor. While any such proceedings are pending, Lessor shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested or to take steps necessary to comply with any Insurance Requirements thereby being contested, provided that Lessor shall have the right to require Lessee to establish reasonable reserves for such liabilities being contested if the Lessor reasonably determines such reserves to be necessary. Lessee further agrees to give Lessor prompt notice of Lessee's intention to contest any Imposition or Insurance Requirements and that each such contest shall be promptly prosecuted to a final conclusion. Lessee will pay, and save Lessor and the Agent harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         17. Default Provisions.

                  (a) Events of Default. Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

                           (i) Lessee shall fail to pay any installment of Rent within five (5) Business Days after notice from Lessor and/or Agent that the same is due or any other amounts required to be paid by Lessee hereunder or under the other Operative Documents, as and when the same become due, unless any notice and cure period is expressly provided for herein or in the other Operative Documents, in which case Lessee shall be afforded such notice and cure period.

                           (ii) Lessee shall fail to pay any amounts payable pursuant to Paragraph 18(a), 18(b), 19(d), 19(f) and 19(g) hereof as and when due.

                           (iii)    Lessee shall fail to maintain the
         insurance required pursuant to Paragraph 14 hereof.

                           (iv) Lessee shall fail to purchase the Property in accordance with Paragraph 19(c) below, or Lessee shall fail to sell all of the Property by the Expiration Date in accordance with the terms of Paragraph 19(f) below following the exercise by Lessee of the Remarketing Option.

                           (v) Lessee shall fail to cure any deficiency in the Collateral (as defined in the Collateral Pledge Agreement) within two (2) Business Days after notice from the Agent and/or the Trustee.

                           (vi) The occurrence of an event of default under the Credit Facility Agreements or the failure to reimburse any drawing under the Letter of Credit in accordance with the Credit Facility Agreements (including, without limitation, any drawing as a result of a default or failure to replace any Letter of Credit), provided Lessee is provided with the same notice and cure period, if any, afforded to the responsible party under the Credit Facility Agreements.

                           (vii) Lessee shall fail to observe or perform any other covenant, condition or agreement contained in this Lease or any other Operative Document (except as expressly provided herein) and such failure shall continue unremedied for a period of thirty
         (30) days (or such shorter period of time as Lessor and/or the Agent may reasonably determine if such default endangers life or property) after Lessor and/or the Agent shall have delivered to Lessee written notice (except in the case of an emergency) of such failure (provided that, in the case of any default referred to in this clause (vii) which does not endanger life or property and which cannot with diligence be cured within such thirty (30) day period, if Lessee shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then upon receipt by Lessor and the Agent of a certificate from an authorized officer of Lessee stating the reason that such default cannot be cured within thirty (30) days and stating that Lessee is proceeding with diligence to cure such default, the time within which such failure may be cured shall be extended for such additional period as may be necessary to complete the curing of the same with diligence.

                           (viii) An Act of Bankruptcy occurs with respect to Lessee, or Lessee becomes generally unable to pay its debts as they become due; provided, however, if a proceeding with respect to an Act of Bankruptcy is filed or commenced against Lessee, the same shall not constitute an Event of Default if such proceeding is dismissed within ninety (90) days from the date of such Act of Bankruptcy.

                           (ix) Default is made (A) with respect to any evidence of indebtedness or liability for borrowed money of Lessee to any of the Credit Facility Providers, or (B) with respect to any evidence of indebtedness or liability of Lessee to any other Person for borrowed money or pursuant to a lease obligation, if the effect of such default described in clause (A) or (B) above is to accelerate the maturity of such evidence of indebtedness or liability prior to its stated maturity (whether automatically, following an election by the holder or obligee thereof to accelerate, or otherwise) or any such indebtedness is not paid as and when due and payable; provided, however, that it shall not constitute an Event of Default if the outstanding principal balance of such indebtedness or liability of Lessee to any Person other than any of the Credit Facility Providers is not in excess of $10,000,000 or Lessee certifies to the Credit Facility Providers that it is contesting such default in good faith and by appropriate and diligent proceedings.

                           (x)      Lessee abandons the Property.

                           (xi)     [Intentionally Omitted.]

                           (xii) The interest of Lessee in the Property or any part thereof shall be assigned or subleased in violation of Paragraph 15, or shall be levied upon or attached in any proceeding involving a claim in excess of $2,500,000 and such proceeding is not vacated, discharged or bonded against to the reasonable satisfaction of Lessor and the Agent within thirty (30) days thereafter.

                           (xiii) Any representation or warranty made by Lessee or its representatives in this Lease or any of the other Operative Documents executed and delivered by Lessee or any statement or representation made by Lessee or its representatives in any certificate, report or opinion (including legal opinions) financial statement or other instrument furnished in connection with this Lease or any of the Operative Documents executed and delivered by Lessee proves to have been incorrect, false or misleading in any material respect when made.

                           (xiv)    Any judgment against Lessee or any
         attachment or other levy against the property of Lessee with respect to a claim for an amount in excess of $10,000,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days.

                           (xv) Lessee fails to comply with any material requirement of any Governmental Authority having jurisdiction over the Property within the time required by such Governmental Authority; or any proceeding is commenced or action taken to enforce any remedy for a violation of any material requirement of a Governmental Authority or any restrictive covenant affecting the Property or any part thereof; provided, however, it shall not constitute an Event of Default during the pendency of any contest if Lessee is contesting the validity or applicability of any such requirement or covenant, at its sole cost and expense, in good faith and by appropriate and diligent proceedings in accordance with the terms of Paragraph 16 hereof.

                           (xvi) If any material provision of this Lease or any of the other Operative Documents at any time for any reason ceases to be valid and binding on Lessee, or is declared to be null and void, or the validity or enforceability thereof is contested by Lessee or any governmental agency or authority, or Lessee denies that it has any further liability or obligation under this Lease or any of the other Operative Documents executed and delivered by Lessee.

                           (xvii)   Lessee fails to achieve Substantial
         Completion of the Additional Improvements for any reason prior to the Substantial Completion Date.

                           (xviii) Lessee fails to achieve final completion of the Additional Improvements for any reason prior to the Final Completion Date.

                           (xix) If, at any time, the undisbursed portion of the budget for the construction of the Additional Improvements prepared by Lessee pursuant to the Deed of Trust and delivered to Agent becomes insufficient to pay all costs associated with the construction of the Additional Improvements.

                  (b) Remedies. During the existence of an Event of Default, at Lessor's option and without limiting Lessor in the exercise of any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Property as set forth below), and without any further demand or notice, Lessor may cause the following to occur:

                           (i) By notice to Lessee, Lessor may terminate Lessee's right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Lessee's right to possession if Lessee fails to cure the default within the time specified in the notice.

                           (ii) Upon termination of Lessee's right to possession and without further demand or notice, Lessee shall surrender possession and vacate the Property and deliver possession thereof in the condition required by Paragraph 11(c) of this Lease, and Lessor may re-enter the Property and remove any Persons in possession thereof.

                           (iii) Lessor may terminate this Lease with respect to the Property and/or declare the aggregate outstanding Lease Balance to be immediately due and payable, and Lessor shall be entitled to (x) recover from Lessee the following amounts and (y) take the following actions:

                                    (A) Lessee shall pay all accrued and
                  unpaid Rent hereunder (including, without limitation, Basic Rent and Additional Rent) for the period commencing on the Commencement Date through the Final Rent Payment Date (as hereinafter defined) with respect to the Property;

                                    (B) Lessor may elect either of the
                  following with respect to the Property:

                                             (1) Lessor may demand, by written
                           notice to Lessee specifying a payment date (the "Final Rent Payment Date") not earlier than ten
                           (10) days after the date of such notice, that Lessee purchase the Property, and Lessee shall pay to Lessor, on the Final Rent Payment Date (in lieu of Basic Rent due after the Final Rent Payment
                           Date), an amount equal to the sum of (A) the Lease Balance computed for the period commencing on the Commencement Date to and including the Final Rent Payment Date, plus (B) all accrued and unpaid Rent due and unpaid for the period commencing on the Commencement Date to and including the Final Rent Payment Date, and upon payment of such amount, and the amount of all other sums due and payable under this Lease and the other Operative Documents (and interest at the Default Rate on the amounts payable under this clause (B)(1) from the Final Rent Payment Date to the date of actual payment), Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property pursuant to Paragraph 19(e) below; or

                                             (2) Lessor may sell its interest
                           in the Property and the other applicable Lessee Collateral, in which event, Lessee shall pay to Lessor an amount equal to the excess, if any, of
                           (x) all amounts due Lessor under clause (B)(1) above over (y) the net sale proceeds received by Lessor from the foregoing sale (provided, that in calculating such net sale proceeds, all expenses and Impositions incurred by Agent, Lessor and any of the Credit Facility Providers in connection with such sale, including, without limitation, legal fees, shall be deducted from such sale proceeds);

                                    (C) Any other amount necessary to
                  compensate Lessor for all the damages proximately caused by Lessee's failure to perform Lessee's obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including without limitation, reasonable attorneys' fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing Persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, and all other costs and expenses of reletting; and

                                    (D) Such other amounts in addition to or
                  in lieu of the foregoing as may be permitted from time to time by Law.

                           (iv)     Lessor may enforce the Lien given
         hereunder pursuant to Paragraph 36 hereof, the UCC or any other Law to recover all amounts due and owning under the Operative Documents, including, without limitation, the Lease Balance, any indemnity obligations of the Lessee under the Operative Documents then due and owing, any amounts due under the Hedge Documents and any amounts due under the Credit Facility Documents.

                           (v) If Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate this Lease, and Lessor may enforce all of Lessor's rights and remedies under this Lease, including the right to recover the Rent hereunder (including, without limitation, Basic Rent (when applicable) and Additional Rent) as it becomes due under this Lease. Lessee's right to possession shall not be deemed to have been terminated by Lessor except pursuant to clause (iii) above. The following do not constitute a termination of this Lease:

                                    (A) Acts of maintenance or preservation or
                  efforts to relet the Property;

                                    (B) The appointment of a receiver upon the
                  initiative of Lessor to protect Lessor's interest under this Lease; or

                                    (C) Withholding of consent to an
                  assignment or subletting, or terminating a subletting or assignment by Lessee.

                           (vi)     In the event that Lessor elects to
         continue this Lease in full force and effect following the termination of Lessee's right of possession, Lessor, to the maximum extent permitted by Law, may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover Rent hereunder as it becomes due. During the continuance of an Event of Default or following the termination of Lessee's right to possession, Lessor may enter the Property in accordance with Law without terminating this Lease and sublet all or any part of the Property for Lessee's account to any Person, for such term (which may be a period beyond the remaining Term), at such rents and on such other terms and conditions as are commercially reasonable. In the event of any such subletting, rents received by Lessor from such subletting shall be applied (a) first, to the payment of the reasonable costs incurred by Lessor in maintaining, preserving, altering and preparing the Property for subletting and other reasonable costs of subletting, including, but not limited to, brokers' commissions and attorneys' fees; (b) second, to the payment of Rent hereunder then due and payable; (c) third, to the payment of future Rent hereunder as the same may become due and payable hereunder; (d) fourth, to the payment of all other obligations of Lessee hereunder and under the other Operative Documents (including, without limitation, the Lease Balance), and (e) fifth, the balance, if any, shall be paid to Lessee upon (but not before) expiration of the Term. If the rents received by Lessor from such subletting, after application as provided above, are insufficient in any period to pay the Rent due and payable hereunder for such period, Lessee shall pay such deficiency to Lessor upon demand. Notwithstanding any such subletting for Lessee's account without termination, Lessor may at any time thereafter, by written notice to Lessee, elect to terminate this Lease.

                           (vii) Lessor may exercise any other right or remedy that may be available to it under Law, this Lease and the other Operative Documents or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof, including those arising from a breach by Lessee of its obligation to purchase the Property pursuant to Paragraph 19(c). Separate suits may be brought to collect any such damages for any Rent installment period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent installment period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term.

                           (viii)   Lessor may retain and apply against
         Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

                           (ix) As a matter of right and without notice to Lessee or anyone claiming under Lessee, and without regard to the then value of the Lessee Collateral or the interest of Lessee therein, Lessor shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Lessee Collateral at Lessee's sole cost and expense, and Lessee hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Lessor in case of entry as provided in this Lease and shall continue as such and exercise all such powers until the latest to occur of (i) the date of confirmation of sale of the Lessee Collateral; (ii) the disbursement of all proceeds of the Lessee Collateral collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Lessor or pursuant to an order by a court of competent jurisdiction.

         Lessee acknowledges and agrees that upon the declaration of an Event of Default the amount due and owing by Lessee to Lessor hereunder shall be the Lease Balance and that to the maximum extent permitted by Law, Lessee waives any right to contest the Lease Balance as the liquidated sum due upon acceleration of this Lease. The foregoing waiver shall only be a waiver by Lessee of any right to contest the validity of the Lease Balance as a liquidated sum due upon acceleration of this Lease and shall not be deemed a waiver of Lessee's rights hereunder to contest the amount of the Lease Balance.

                  (c) Proceeds of Sale; Deficiency. All payments received and amounts held or realized by Lessor at any time when an Event of Default shall be continuing and after the Lease Balance shall have been accelerated pursuant to this Paragraph 17 as well as all payments or amounts then held or thereafter received by Lessor (except for rents received by Lessor from subletting pursuant to Paragraph 17(b)(vi), which shall be distributed as set forth therein) and the proceeds of sale pursuant to Paragraph 17(b)(iii)(B)(2) shall be distributed to the Agent upon receipt by Lessor for distribution in accordance with the terms of the Deed of Trust.

                  (d) Waiver of Certain Rights. (a) To the maximum extent permitted by law, Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Property or any interest therein, (b) if this Lease shall be terminated pursuant to this Paragraph 17, Lessee waives, to the fullest extent permitted by law, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Paragraph 17.

                  (e) Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by Law and subject to the provisions of this Paragraph 17, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Property, the other Lessee Collateral or any part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Paragraph 17.

         18. Additional Rights of Lessor.

                  (a) In the event Lessee shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Lessee was in default, Lessee shall pay to Lessor all the expenses incurred in connection therewith including reasonable attorney's fees. In the event Lessor shall, without fault on its part, be made a party to any litigation commenced against Lessee, and if Lessee, at its expense, shall fail to provide Lessor with counsel reasonably approved by Lessor, Lessee shall pay all costs and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation.

                  (b) If an Event of Default has occurred and is continuing, Lessor may, but shall not be obligated to, make any payment or perform any act required hereunder to be made or performed by Lessee which has not been performed within the time period specified herein for such performance, with the same effect as if made or performed by Lessee, provided that no entry by Lessor upon the Property for such purpose shall create any liability to Lessee on the part of Lessor or shall constitute or shall be deemed to be an eviction of Lessee, and no such entry shall waive or release Lessee from any obligation or default hereunder. All sums so paid by Lessor and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lessor in connection with the performance of any such act, together with interest at the Default Rate, shall constitute Additional Rent payable by Lessee hereunder.

         19. Sale, Return or Purchase of Property.

                  (a) (i) Lessee's Option to Purchase. Subject to the terms, conditions and provisions set forth in this Paragraph 19, the Lessee shall have the option (the "Purchase Option"), on any Payment Date occurring two (2) years after the Commencement Date, to be exercised as set forth below, to purchase from the Lessor, the Lessor's right, title and interest in all (but not less than all) of the Property. Such option must be exercised by written notice to the Lessor not later than sixty (60) days prior to the applicable Payment Date, which notice shall be irrevocable. If the Purchase Option is exercised pursuant to the foregoing, then, upon payment of the purchase price set forth in subparagraph (d) below and subject to the provisions set forth in this Paragraph 19, on the applicable Payment Date, the Lessor shall convey to the Lessee, without recourse or warranty, other than a warranty against the existence of any Lessor Liens, and the Lessee shall purchase from the Lessor, the Lessor's right, title and interest in the Property. Notwithstanding anything contained herein or in the Operative Documents to the contrary, upon receipt by the Trustee of the certificate attached as Exhibit I to the Letter of Credit, the Lessee shall be deemed to have exercised either (i) its option to purchase the Property for the Lease Balance, in which case the Lessee shall pay the Lease Balance to the Agent on or before the expiration or termination of the Letter of Credit and, upon receipt by the Agent of the Lease Balance, the Lessor shall convey to the Lessee the Lessor's right, title and interest in the Property in accordance with this Paragraph 19, or (ii) the option to purchase the beneficial interest in the Owner Trust.

                           (ii) Lessee's Option to Purchase Owner Trust Estate
and Replace Credit Facility Provider. In addition to the Purchase Option provided in subparagraph (a)(i) above, the Lessee shall also have the option,
(a) on any Payment Date occurring two (2) years after the Commencement Date or
(b) at any time following a Downgrade, to purchase the beneficial interest in the Owner Trust Estate and to replace the Credit Facility Providers by paying to the Agent an amount equal to the sum of (A) the aggregate sum of the outstanding principal amount of the Certificates as of such Payment Date, plus all accrued and unpaid Holder Yield thereon as of such Payment Date and (B) all amounts due and owing under the Operative Documents as of such Payment Date, including, without limitation, all sums due and owing under the Hedge Documents and the Credit Facility Documents. The option provided for in clause
(a) above must be exercised by written notice to the Lessor not later than sixty (60) days prior to the applicable Payment Date, which notice shall be irrevocable.

                  (b) Conveyance to Lessee. Unless (i) the Lessee shall have properly exercised the Purchase Option and purchased the Lessor's right, title and interest in the Property pursuant to subparagraph (a) above, or (ii) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of subparagraph (f) hereof, then, subject to the terms, conditions and provisions set forth in this Paragraph 19, the Lessee shall purchase from the Lessor, and the Lessor shall convey to the Lessee, on the Expiration Date all of the Lessor's right, title or interest in the Property, free and clear of any Lessor Liens for the purchase price set forth in subparagraph (d) below. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase, or any purchase pursuant to subparagraph (a) above, (time being of the essence), the transferee to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease.

                  (c) Acceleration of Purchase Obligation. Notwithstanding any thing contained hereinabove to the contrary, Lessor shall have right, in Lessor's sole and absolute discretion, to require Lessee to purchase the Lessor's right, title and interest in the Property immediately, automatically and without notice upon the occurrence of any Event of Default for the purchase price set forth in subparagraph (d) below.

                  (d) Determination of Purchase Price. Upon the purchase by the Lessee of the Lessor's right, title and interest in the Property upon the exercise of the Purchase Option or pursuant to subparagraphs (b) or (c) above, the aggregate purchase price for the Property shall be an amount equal to the Lease Balance as of the closing date for such purchase.

                  (e) Purchase Procedure.

                           (i) If the Lessee shall purchase the Lessor's right, title and interest in the Property pursuant to any provision of this Lease, (A) the Lessee shall accept from the Lessor, and the Lessor shall convey or cause Issuer to convey, the Property by a duly executed and acknowledged special warranty deed in recordable form,
         (B) upon the date fixed for any purchase of the Lessor's right, title and interest in the Property hereunder, the Lessee shall pay to the order of the Agent the Lease Balance, by wire transfer of immediately available federal funds, and (C) the Lessor will execute and deliver or cause Issuer to execute and deliver to the Lessee such other documents, including releases, affidavits, termination agreements and termination statements, as may be legally required or as may be reasonably requested by the Lessee in order to effect such conveyance, free and clear of the lien of the Deed of Trust and any Encumbrances created by Lessor.

                           (ii) The Lessee shall, at the Lessee's sole cost and expense, obtain all required governmental and regulatory approvals and consents and, in connection therewith, shall make such filings as required by Law. In the event that the Lessor is required by Law to take any action in connection with such purchase and sale, the Lessee shall pay prior to transfer all costs incurred by the Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, the Lessee's attorneys' fees, the Lessor's attorneys' fees, Issuer's attorneys' fees, the fees of the Credit Facility Providers, the fees of the Trustee, the costs incurred in connection with the purchase and sale pursuant to the Operative Documents, commissions, the Lessee's, the Lessor's and Issuer's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely by and paid by the Lessee.

                           (iii) Upon expiration or termination of this Lease resulting in conveyance of the Lessor's right, title and interest in the Property to the Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Property, all of such rents, taxes, insurance, utility charges or other charges due and payable with respect to the Property prior to termination being payable by the Lessee hereunder and all due after such time being payable by the Lessee as the then owner of the Property.

                  (f) Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this subparagraph (f), the Lessee shall have the option to market all (but not less than all) of the Property for the Lessor (the "Remarketing Option"). The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by the Lessor and the Agent, shall render the Remarketing Option and the Lessee's exercise thereof null and void, in which event, the Lessee shall be obligated to perform its obligations under subparagraph (b) above:

                           (i) Not later than twelve (12) months prior to the Expiration Date, the Lessee shall give to the Lessor and the Agent written notice of the Lessee's exercise of the Remarketing Option.

                           (ii) Not later than ten (10) Business Days prior to the Expiration Date, the Lessee shall deliver to the Lessor and the Agent an environmental assessment of the Property dated not earlier than forty-five (45) days prior to the Expiration Date. Such environmental assessment shall be prepared by an environmental consultant selected by the Agent, shall be in form, detail and substance reasonably satisfactory to the Agent and shall otherwise indicate the environmental condition of the Property to be the same as described in the Environmental Audit.

                           (iii) On the date of the Lessee's notice to the Lessor and the Agent of the Lessee's exercise of the Remarketing Option, no Event of Default shall exist, and thereafter, no Event of Default shall exist under this Lease.

                           (iv) At the time of exercise and as of the date of closing, the Lessee shall have completed all Alterations, restoration and rebuilding of the Property leased by it pursuant to Paragraphs 12 and 13 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Paragraphs or otherwise as required hereunder or under the Deed of Trust or any of the other Operative Documents, in each case, by the date on which the Lessor and the Agent receive the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. If any use of the Property has substantially changed the character of the Property (without implying any consent to such use by the Lessor or the Agent), the Lessee shall, if requested by the Lessor or the Agent, restore the Property to its general character as of the Commencement Date, except for Alterations permitted hereunder and normal wear and tear.

                           (v) The Lessee shall promptly provide any maintenance records relating to the Property to the Lessor, the Agent and any potential purchaser upon request and shall otherwise do all things necessary to deliver possession of the Property to the potential purchaser. The Lessee shall allow the Lessor, the Agent and any potential purchaser access to the Property for the purpose of inspecting the same.

                           (vi) On the Expiration Date, the Lessee shall surrender the Property leased by it in accordance with subparagraph
         (h) below.

                           (vii) In connection with any such sale of the Property, the Lessee will provide to the purchaser all customary "seller's" indemnities requested by the potential purchaser, representations and warranties regarding title, absence of liens and the condition of the Property, including, without limitation, a customary environmental indemnity. The Lessee shall fulfill all of the requirements set forth in clause (ii) of subparagraph (e), and such requirements are incorporated herein by reference. As to the Lessor and Issuer, any such sale shall be made on an "as is, where is, with all faults" basis without representation or warranty by the Lessor or Issuer.

                           (viii) In connection with any such sale of the Property, the Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property leased by it, whether incurred by the Lessor, Issuer, any Credit Facility Provider, the Agent or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's, Issuer's, any Credit Facility Provider's and the Agent's attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees and all applicable documentary and other transfer taxes.

                           (ix) The Lessee shall pay to the Agent on the Expiration Date (or to such other Person as the Agent shall notify the Lessee in writing, or in the case of Additional Rent, to the Person entitled thereto) an amount equal to the Residual Guaranty Amount, plus all accrued and unpaid Basic Rent and Additional Rent, and all other amounts hereunder which have accrued prior to or as of such date, by wire transfer of immediately available funds.

         If the Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve (12) months prior to the scheduled expiration of the Term, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the Lessor's right, title and interest in the Property and will attempt to obtain the highest purchase price therefor. All such marketing of the Property shall be at the Lessee's sole expense. Lessee promptly shall submit all bids to the Lessor and the Agent, and the Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be the Lessee or any Subsidiary of the Lessee or any affiliate controlled by or under common control with the Lessee or any subsidiary of the Lessee. The written offer must specify the Expiration Date as the closing date. If, and only if, the aggregate selling price (net of closing costs and prorations, as reasonably estimated by the Agent) plus the Residual Guaranty Amount are less than the Lease Balance at such time, then the Lessor or the Agent may, in its sole and absolute discretion, by notice to the Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of subparagraph (g) below. If neither the Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Property by such purchaser shall occur on the Expiration Date, contemporaneously with the Lessee's surrender of the Property in accordance with subparagraph (h) below, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent; provided, however, that if the sum of the gross proceeds from such sale plus the Residual Guaranty Amount paid by the Lessee on the Expiration Date pursuant to clause (ix) of subparagraph (f), minus any and all costs and expenses (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Agent or the Lessor in connection with the marketing of the Property or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to the Lessee following the Expiration Date. The Lessee shall not have the right, power or authority to bind the Lessor or the Agent in connection with any proposed sale of the Property.

                  (g) Rejection of Sale. Notwithstanding anything contained herein to the contrary, if the Lessor or the Agent rejects the purchase offer for the Property as provided in subparagraph (f) above, then (A) the Lessee shall pay to the Agent the Residual Guaranty Amount pursuant to clause (ix) of subparagraph (f), (B) the Lessor shall retain title to the Property, and (C) in addition to the Lessee's other obligations hereunder, the Lessee will reimburse the Lessor and the Agent, within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by the Lessor or the Agent during the period ending on the first anniversary of the Expiration Date in connection with the marketing, sale, closing or transfer of the Property, which obligation shall survive the Expiration Date and the termination or expiration of this Lease.

                  (h) Return of Property. If the Lessor retains title to the Property pursuant to subparagraph (g) above, then the Lessee shall, on the Expiration Date, and at its own expense, return possession of the Property to the Lessor for retention by the Lessor or, if the Lessee properly exercises the Remarketing Option and fulfills all of the conditions of subparagraph (f) above and neither the Lessor nor the Agent rejects such purchase offer pursuant to subparagraph (f) above, then the Lessee shall, on such Expiration Date, and at its own cost, transfer possession of the Property to the independent purchaser thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all liens other than the Deed of Trust and other Encumbrances, in as good condition as it was on the Commencement Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance with all Laws and all other requirements of this Lease and the Deed of Trust. The Lessee shall, on and within a reasonable time before and after the Expiration Date, cooperate with the Lessor and the independent purchaser of the Property in order to facilitate the ownership and operation by such purchaser of the Property after the Expiration Date, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating in seeking and obtaining all necessary governmental approvals. The Lessee shall have also paid the cost of all Alterations commenced prior to the Expiration Date. The obligations of the Lessee under this Paragraph 19 shall survive the expiration or termination of this Lease.

                  (i) Environmental Report. Upon termination of this Lease, unless the Lessee shall have exercised the Purchase Option or shall have exercised the Remarketing Option and complied with subparagraph (f) above, the Lessee shall deliver, at the Lessee's expense, to the Lessor and the Agent an environmental assessment of the Property. Such environmental assessment shall be prepared by an environmental consultant, and shall be in a form, reasonably satisfactory to the Lessor and the Agent.

         20. Inspection. Lessee shall permit Lessor, Issuer and the Agent, and each of their respective representatives and agents (collectively, the "Inspecting Parties") to enter the Property, with two (2) Business Days prior notice to Lessee and with an escort provided by Lessee, unless (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) an emergency exists, in either of which cases, no advance notice shall be required, without charge therefor and without diminution of the Rent payable by Lessee, in order to examine and inspect the Property. All examinations and inspections of the Property shall be made at the expense of the Inspecting Parties, except that if a Default or an Event of Default has occurred, Lessee shall reimburse the Inspecting Parties for the reasonable costs of such examinations and inspections. Except in the case of an emergency or the occurrence of a Default or an Event of Default, in connection with any such entry, Lessor, Issuer and the Agent shall endeavor to minimize the disruption to Lessee's normal business operations in the Property. None of the Inspecting Parties shall have any duty to make any such examinations or inspections of the Property. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such examination or inspection unless and to the extent such Inspecting Party causes damage to any Person or to the Property or any property of Lessee or any other Person during the course of such examination or inspection.

         21. Notices, Demands and Other Instruments. All notices, demands, requests, consents, approvals, certificates or other communications required under this Lease shall be in writing, and shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours (plus 24 hours for any intervening day that is not a Business Day) after delivery to such overnight courier addressed to the Person to whom any such notice, demand, request, consent, approval, certificate or other communication is to be given, at the appropriate address designated on Exhibit D attached hereto. Any party listed on Exhibit D shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving ten (10) days' prior written notice hereunder.

         22. Estoppel Certificates. Lessee shall, at any time and from time to time, upon not less than thirty (30) days' prior written notice from Lessor or Agent, execute, acknowledge and deliver to the requesting party a statement in writing, executed by the President or a Vice President of Lessee certifying
(i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), (ii) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (iii) that to the knowledge of the signer of such certificate no default by Lessor exists hereunder or specifying each such default of which the signer may have knowledge; and (iv) to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Lessee before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Lessee or Lessee's ability to perform or fulfill its obligations under this Lease, or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same. It is intended that any such statements may be relied upon by the Credit Facility Providers, Agent, Lessor, Issuer or their assignees or by any prospective purchaser of the Property.

         23. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) any interest in this Lease or the leasehold estate hereby created, (b) title to or any other interest in the Property or any part thereof or (c) a beneficial interest in Lessor.

         24. Representations and Warranties of Lessee. Lessee makes the following representations and warranties to Lessor:

                  (a) Good Standing. Lessee (i) is a corporation duly organized and existing, in good standing, under the laws of the State of Delaware, (ii) has the corporate power and all material governmental licenses, authorizations, consents and approvals required to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, including, but not limited to, the State of Maryland.

                  (b) Authority. Lessee has full corporate power and authority to enter into and execute and deliver this Lease and each of the other Operative Documents to which Lessee is a party, and to incur and perform the obligations provided for therein and herein, all of which have been duly authorized by all proper and necessary corporate action by Lessee. No consent or approval of stockholders or of any other Person or public authority or regulatory body is required as a condition to the validity or enforceability of this Lease or any of the other Operative Documents, or if required the same has been duly obtained.

                  (c) Binding Agreements. This Lease and each of the other Operative Documents to which Lessee is a party have been duly and properly executed by Lessee, constitute the valid and legally binding obligations of the Lessee, and are fully enforceable against Lessee in accordance with their respective terms, except to the extent that enforceability may be affected by any bankruptcy or insolvency proceeding filed by or against the Lessee and subject to the exercise of judicial discretion in accordance with general principles of equity.

                  (d) Litigation. There is no litigation or proceeding pending or, to the best of Lessee's knowledge, threatened, before any court or administrative agency which, in the opinion of Lessee, will materially adversely affect the financial condition or operations of Lessee, Lessee's ability to perform and fulfill its obligations under this Lease or any of the other

Operative Documents, or the authority of Lessee to enter into, or the validity or enforceability of, this Lease or any of the other Operative Documents.

                  (e) No Conflicting Agreements, Laws, etc. There is (i) no charter, by-law or preference stock provision of Lessee and no provision of any existing mortgage, indenture, contract or agreement binding on Lessee or affecting Lessee's property, and (ii) to the knowledge of Lessee, no provision of Law or order of court binding on Lessee or affecting any of Lessee's property, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Lease or any of the other Operative Documents, or which would be in default or violated as a result of such execution, delivery or performance, or for which adequate consents or waivers have not been obtained.

                  (f) Tax Returns. Lessee has either (i) filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due or (ii) filed for an extension of the filing date for such returns and the date by which any such taxes must be paid. No claims have been assessed and are unpaid with respect to such taxes, and Lessee has established reserves which it believes to be adequate for the payment of any taxes for which an extension has been properly filed and for the payment of additional taxes for years which have not been audited by the respective tax authorities.

                  (g) Place of Business of Lessee. Lessee's principal place of business is located at 9410 Key West Avenue, Rockville, Maryland 20850.

                  (h) Brokers. To the best of Lessee's knowledge, no Person has, or as a result of any action of or by Lessee in connection with the transactions contemplated hereby and by the Lease will have, any right, interest or valid claim against or on Lessor for any commission, fee or other compensation as a broker or finder, or in any similar capacity. Lessee shall indemnify Lessor against any claimed fee, commission or other compensation arising from or in connection with the transactions contemplated hereby or by the other Operative Documents.

                  (i) ERISA. (i) Each Plan satisfies the qualification requirements under Section 401 of the Code, both in form and in operation, and there is no current matter which would materially adversely affect the tax qualified status of any Plan; (ii) neither the Lessee nor any Commonly Controlled Entity has engaged in or is engaging in any Prohibited Transaction, unless such transaction is exempt from the restrictions imposed by Section 406 of ERISA and Section 4975 of the Code; (iii) there is no Accumulated Funding Deficiency, whether or not waived, with respect to any Plan; (iv) no Reportable Events have occurred with respect to any Plan subject to Title IV of ERISA (other than those Reportable Events for which notice has been waived pursuant to regulations issued under Section 4043 of ERISA); (v) neither the Lessee nor any Commonly Controlled Entity has filed an application for a waiver of the minimum funding standard with respect to any Plan; (vi) neither the Lessee nor any Commonly Controlled Entity has incurred any liability under Title IV of ERISA with respect to the termination of any Plan, (vii) neither the Lessee nor any Commonly Controlled Entity has "withdrawn" or "partially withdrawn" from any Multiemployer Plan; and (viii) no Multiemployer Plan is in "reorganization" nor has notice been received from the administrator of any Multiemployer Plan that any such plan will be placed in "reorganization".

         25. Affirmative Covenants of Lessee.

                  (a) Reporting Requirements. Lessee shall furnish or cause to be furnished to Lessor and the Agent:

                           (i) as soon as available but in no event more than forty-five (45) days after the close of each fiscal quarter of Lessee, a copy of the 10Q Report of Lessee filed with the Securities and Exchange Commission (the "SEC") accompanied by a certificate of the chief financial officer of Lessee stating whether any event has occurred which constitutes a Default or an Event of Default, and, if so, stating the facts with respect thereto; and

                           (ii) as soon as available but in no event more than ninety (90) days after the close of each fiscal year of Lessee, a copy of the 10K Report of Lessee filed with the SEC and a copy of the annual audited financial statements relating to Lessee prepared in accordance with GAAP, which financial statements shall include a balance sheet of Lessee as of the end of such fiscal year and a statement of earnings and changes in stockholder's equity of Lessee for such fiscal year; and

                           (iii) as soon as available but in no event more than ninety (90) days after the close of each fiscal year of Lessee, a certificate of the chief financial officer of Lessee stating whether any event which constitutes a Default or an Event of Default under this Lease has occurred, and, if so, stating the facts with respect thereto; and

                           (iv) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Lessee sends to its shareholders and copies of all registration statements (with exhibits); and

                           (v) promptly upon the occurrence thereof, written notice of any Change in Control; and

                           (vi) with reasonable promptness, such budgets, cash flow projections and other additional information, reports or statements as Lessor or the Agent may from time to time reasonably request.

                  (b) Taxes and Claims. Pay and discharge or cause to be paid and discharged all Taxes imposed upon it or its income or properties prior to the due date thereof, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties. Lessee shall have the right to contest the validity of any such tax, assessment, charge, levy or claim, by timely and appropriate proceedings, provided that Lessee shall (1) give Lessor and the Agent written notice of its intention to contest, (2) diligently prosecute such contest, (3) to the extent such taxes or claims relate to the Property, fully comply with the provisions of Paragraph 16 hereof, and (4) establish adequate reserves for such liabilities in accordance with GAAP.

                  (c) Insurance. In addition to the insurance required by Paragraph 14 of this Lease, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity. Lessee shall file with Lessor and the Agent, upon its request, a detailed list of the insurance then in effect covering Lessee and Lessee's properties, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from Lessor and/or the Agent, obtain such additional insurance as Lessor and/or the Agent may reasonably request.

                  (d) Corporate Existence. Maintain its existence in good standing as a Delaware corporation, qualified to transact business in the State of Maryland.

                  (e) Compliance with Laws. Comply with all Legal
Requirements, subject to Lessee's right to contest the validity or applicability of any of the foregoing, at its sole cost and expense, in good faith and by appropriate and diligent proceedings, in accordance with Paragraph 16 hereof.

                  (f) Books and Records. Maintain appropriate books and records with respect to the Property and permit access by Lessor and the Agent and each of their respective authorized representatives and employees to the books and records of Lessee at the offices of Lessee during normal business hours.

                  (g) Financial Covenants. Subject to the further terms and conditions set forth in this Paragraph 25(g), maintain, at all times, unrestricted cash and securities constituting Permitted Investments (exclusive of any unrestricted cash or securities maintained by a consolidated subsidiary of Lessee, but inclusive of securities in the approximate principal amount of $11,000,000 previously pledged by Lessee to the Bank) with a market value of at least $75,000,000.

                           (i) The cash and/or marketable securities pledged by Lessee pursuant to the Collateral Pledge Agreement shall not be credited against the foregoing $75,000,000 requirement.

                           (ii) In the event that the market value of such unrestricted cash and securities falls below $75,000,000, Lessee shall, within two (2) Business Days, pledge to the Agent, as security for Lessee's obligations under this Lease and the other Operative Documents, in addition to the pledge described in the Collateral Pledge Agreement, cash and/or marketable securities constituting Permitted Investments with a market value at all times equal to at least $5,000,000.

                           (iii) Any cash and/or marketable securities pledged hereunder shall be held by the Agent in accordance with the same terms and conditions as set forth in the Collateral Pledge Agreement.

                           (iv) Lessee shall, within two (2) Business Days, deposit with the Agent, additional cash and/or marketable securities constituting Permitted Investments whenever the market value of each additional pledge hereunder falls below $5,000,000 to make up the deficiency.

                           (v) Whenever the market value of any cash and/or marketable securities pledged to the Agent pursuant to clause
         (ii) or clause (iv) above exceeds

         $5,000,000, the Credit Facility Providers shall, in accordance with the terms of the Collateral Pledge Agreement, release from the pledge cash and/or marketable securities equal to such excess.

                           (vi) Any investment earnings on the cash and/or marketable securities pledged by Lessee pursuant to clause (ii) or clause (iv) above shall be distributed quarterly by the Agent to Lessee.

                           (vii) If Lessee pledges cash and/or marketable securities to the Agent to satisfy the requirements of clause (ii) above and thereafter for a period of two consecutive fiscal quarters Lessee returns to compliance with the requirements which necessitated such pledge, the Agent shall release such cash and/or marketable securities from such pledge. By way of illustration, if the market value of Lessee's unrestricted cash and securities (as calculated pursuant to clause (ii) or clause (iv) above) falls below $75,000,000 and Lessee has pledged $5,000,000 of cash and/or marketable securities to the Agent and thereafter the market value of Lessee's unrestricted cash and securities is greater than $75,000,000 for two consecutive fiscal quarters, the Agent shall release from such pledge $5,000,000 of cash and/or marketable securities.

                  (h) Appraisal. The Agent, on behalf of the Credit Facility Providers, shall have the right, in the Agent's reasonable discretion, to obtain a re-appraisal of the Property upon the occurrence of an Event of Default or if such re-appraisal is mandated by FIRREA or any other banking or similar regulation applicable to the Credit Facility Providers. If any such re-appraisal indicates that the Fair Market Value of the Property has declined below $30,000,000, the Agent shall have the right to require that the Lessee provide additional collateral to the Agent to satisfy the Credit Facility Providers' margin requirements and to otherwise secure the Lessee's obligations under this Lease and the other Operative Documents, such additional collateral to be acceptable to the Agent in its sole and absolute discretion.

         26. Negative Covenants of Lessee. Until all of Lessee's obligations under this Lease have been paid and performed in full (other than any indemnities which survive the termination of this Lease), without the prior written consent of Lessor and the Agent, Lessee shall not, directly or indirectly:

                  (a) Declare any dividends (other than dividends payable in capital stock of Lessee) on any shares of any class of its capital stock (other than preferred stock outstanding on the Commencement Date) or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Lessee unless (i) there is no Event of Default which has occurred and is continuing, and (ii) the amount of the dividend does not exceed Lessee's accumulated earnings at that time.

                  (b) Fail to notify Lessor and the Agent of any change in the officers (within the meaning of Section 240.16a-1 of the Regulations under the Securities Exchange Act of 1934, as amended) of Lessee.

                  (c) (i) Restate or amend any Plan in a manner designed to jeopardize the tax qualified status of such Plan; (ii) permit any officers of Lessee or any Commonly Controlled Entity to materially adversely affect the tax qualified status of any Plan; (iii) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction, unless such transaction is exempt from the restrictions imposed by Section 406 of ERISA and Section 4975 of the Code; (iv) permit an Accumulated Funding Deficiency, whether or not waived, with respect to any Plan; (v) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the Lessee or any Commonly Controlled Entity incurring liability under Title IV of ERISA;
(vi) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in Title IV of ERISA) from any Multiemployer Plan; or (vii) fail to notify the Agent that notice has been received from the administrator of any Multiemployer Plan to which Lessee or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization".

                  (d) Amend or otherwise modify the terms and conditions of the Invitrogen Sublease.

         27. [INTENTIONALLY RESERVED.]

         28. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from any of its obligations under this Lease. If any term or provision of this Lease or the application thereof to any Person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by Law.

         29. Subordination

                  (a) This Lease is subject and subordinate to the Head Lease and to the lien, provisions, operation and effect of the Deed of Trust and other Encumbrances now or hereafter encumbering the Property or any interest therein, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Encumbrance to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Encumbrance) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Encumbrance, and Lessee shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

                  (b) Lessee shall, at Lessor's request, promptly execute any requisite or appropriate document confirming such subordination. Lessee waives the provisions of any Law now or hereinafter in effect which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and Lessee's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Property or Lessor's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. At the request of such transferee, Lessee shall attorn to such transferee and shall recognize such transferee as the Lessor under this Lease. Lessee agrees that upon any such attornment, such transferee shall not be (i) bound by any payment of Basic Rent or Additional Rent made more than one month in advance, except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (ii) bound by any amendment of this Lease made without the consent of the holder of each Encumbrance existing as of the date of such amendment, (iii) liable for damages for any breach, act or omission of any prior Lessor, or (iv) subject to any offsets or defenses which Lessee might have against any prior Lessor; provided, however, that after succeeding to Lessor's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Lessor arising after the date of transfer. Within five (5) days after the request of such transferee, Lessee shall execute, acknowledge and deliver any requisite or appropriate document submitted to Lessee confirming such attornment.

                  (c) If any prospective or current holder of an Encumbrance requires that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect in a material manner Lessee's use of the Property for the Permitted Use, (iii) do not increase the rent and other sums to be paid by Lessee, (iv) do not change Lessee's affirmative or negative covenants set forth herein, or (v) affect Lessee's Purchase Option, then Lessor may submit to Lessee an amendment to this Lease incorporating such required modifications, and Lessee shall execute, acknowledge and deliver such amendment to Lessor within five (5) days after Lessee's receipt thereof.

         30. Binding Effect. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Lessor and Lessee to the same extent as if each successor and assign were in each case named as a party to this Lease. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee and consented to by the Agent.

         31. Headings. The headings to the various paragraphs of this Lease have been inserted for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

         32. Environmental Matters.

                  (a) As used in this Paragraph 32, the following items shall have meanings set forth below:

                           (i)      "CAA" shall mean the Clean Air Act,
         codified at 42 U.S.C. Sections 7401, et seq., as amended.

                           (ii) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, codified at 42 U.S.C. Sections 9601, et seq., as amended.

                           (iii) "CWA" shall mean the Clean Water Act, codified at 33 U.S.C. 1251; et seq., as amended.

                           (iv) "Environmental Laws" shall mean CERCLA, HMTA, RCRA, CAA, CWA, TSCA, RHA and the Right-to-Know Act and all other federal, state, local and municipal laws, statutes, ordinances and codes, guidelines and standards relating to health, safety, sanitation, and the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials, including, without limitation, laws and regulations regarding the discharge of water or other materials or fluids into waterways, and the rules, regulations, guidelines, decisions, orders and directives of federal, state, local and municipal governmental agencies, authorities and courts with respect thereto presently in effect or hereafter enacted, promulgated or implemented.

                           (v) "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Laws, on either an individual or group basis, in connection with the ownership, use or operation of the Property, or the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials related to or generated at the Property.

                           (vi) "Hazardous Materials" shall mean, without limitation, flammables, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum based or related substances, hydrocarbons or like substances and their additives or constituents, and any substances now or hereafter defined as "hazardous substances," "extremely hazardous substances," "hazardous materials," "controlled hazardous substances," "hazardous wastes" or "toxic chemicals" in CERCLA, HMTA, RCRA, CAA, CWA, TSCA, RHA, the Right-To-Know Act, or any so-called "superfund" or "superlien" law or the regulations promulgated pursuant thereto, or any other applicable federal, state or local law, common law, code, rule, regulation, order, or ordinance, presently in effect or hereafter enacted, promulgated or implemented.

                           (vii) "HMTA" shall mean the Hazardous Materials Transportation Act, codified at 49 U.S.C. Sections 1801, et seq., as amended.

                           (viii)   "RCRA" shall mean the Resource
         Conservation and Recovery Act of 1976, codified at 42 U.S.C. Sections 6901, et seq., as amended.

                           (ix) "Release" shall have the same meaning as given to that term in CERCLA, as amended, and the regulations promulgated thereunder.

                           (x) "RHA" shall mean the Rivers and Harbors Appropriation Acts, codified at 33 U.S.C. Sections 401, et seq., as amended.

                           (xi)     "Right-To-Know Act" shall mean the
         Emergency Planning and Community Right-To-Know Act, codified at 42 U.S.C. Sections 11001, et seq., as amended.

                           (xii) "TSCA" shall mean the Toxic Substances Control Act, codified at 15 U.S.C. Sections 2601, et seq., as amended.

                  (b) Lessee shall comply at all times and in all respects with the provisions of all Environmental Laws and Environmental Permits, and shall not commit any actions or omissions that result in the incurrence of any liability under such Environmental Laws or Environmental Permits. Lessee will not allow, cause or permit any Hazardous Materials to be deposited on or under the Property, or otherwise Released or threatened to be Released from or on the Property by any Person whatsoever except as normally and properly used in the operation of the Property in compliance with all Environmental Laws. Lessee shall conduct all of its activities on the Property, including, without limitation, the off-site disposal of any Hazardous Materials originating on or from the Property, in compliance with all Environmental Laws. Lessee shall obtain, whenever necessary and in its own name, appropriate Environmental Permits for its operations and shall comply in all respects with the requirements of such Environmental Permits.

                  (c) Lessee hereby agrees to indemnify, hold harmless and defend Lessor, Issuer, the Agent, the Certificate Holder, and the Credit Facility Providers, and their partners, officers, directors, lenders, agents and employees from and against any and all claims, losses, damages, liabilities, penalties, costs, assessments, expenses, demands, fines or liabilities of whatever kind or nature, including, without limitation, costs, expenses (including expense of posting a bond) and liabilities imposed upon Lessor pursuant to any indenture or other document, in any way relating to or arising out of:

                           (i) The Release or threat of Release of any Hazardous Materials in, on, above, from or under the Property during the Term hereof;

                           (ii) Any activity by any party on, off or within the Property in connection with the use, handling, treatment, monitoring, removal, storage, decontamination, clean up, testing, transportation or disposal of any Hazardous Materials located at any time on, within or under the Property and introduced onto the Property at any time on or after the Commencement Date and prior to the expiration or other termination of this Lease;

                           (iii) The use, handling, treatment, monitoring, removal, storage, decontamination, clean-up, testing, transportation or disposal of any Hazardous Materials on, under or within the Property which were introduced onto, under or within the Property at any time on or after the Commencement Date and prior to the expiration or other termination of this Lease;

                           (iv) The performance by Lessee or any other Person acting on behalf of Lessee during the Term of any inspection, investigation, audit, study, sampling, testing, removal, containment or other remedial action or other clean-up related to Hazardous Materials on, above, within, related to, or affected by, the Property;

                           (v) The Imposition, recording or filing of any lien (including, without limitation, a so-called "superlien") against the Property as a result of the incurrence by any party of any claims, expenses, demands, losses, costs, fines or liabilities of whatever kind or nature with respect to any actual, suspected or threatened Release of Hazardous Materials or environmental condition, on, above, within, related to, or affected by, the

         Property at any time after the Commencement Date and prior to the expiration or other termination of this Lease; or

                           (vi) The violation by Lessee of any applicable Environmental Laws or Environmental Permits with respect to the Property. The provisions of this subparagraph (c) shall survive the expiration or any other termination of this Lease.

                  (d) Lessee has obtained a "Phase I" environmental report prepared by ManTech Environmental Corporation and dated February 26, 2001, as supplemented by a reliance letter from ManTech Environmental Corporation dated as of April 27, 2001 (the "Environmental Audit") which does not indicate any presence of any Hazardous Materials on, above or below the Property (other than Hazardous Materials used, generated and stored in compliance with applicable Environmental Laws), or of the Release or threat of Release of any Hazardous Materials existing prior to the Commencement Date.

                  (e) Unless Lessee exercises its Purchase Option, no less than nine (9) months prior to the expiration of the Term hereof, Lessee shall cause to be prepared, by an environmental consultant reasonably acceptable to Lessor and the Agent, an environmental assessment of the Land and the Improvements (the "Assessment"), which shall identify the presence or probable presence of any Hazardous Materials on, above or below the Property (other than Hazardous Materials used, generated and stored in compliance with applicable Environmental Laws), or the Release or threat of Release of any Hazardous Materials or any violation of any Environmental Laws with respect to the Property or Lessee's operations thereon or therein. To the extent that the Assessment identifies any such Hazardous Materials, Releases or threatened Releases or violations, Lessee shall take all such measures, including, without limitation, any and all such measures as shall be recommended by such environmental consultant, to remove, remedy and/or cure such condition, so that, by the end of the Term hereof, no Hazardous Materials shall be present on, above, within or under the Property (other than Hazardous Materials used, generated and stored in compliance with applicable Environmental Laws), no Release or threat of Release of Hazardous Materials exists, and no violation of Environmental Laws shall exist with respect to the Property or Lessee's operations thereon or therein. Any such response actions undertaken by Lessee shall comply fully with all applicable Environmental Laws. If Lessee fails to provide the Assessment to Lessor and the Agent by the date that is nine (9) months prior to the expiration of the Term, or fails to take such recommended measures and to remove any Hazardous Materials and comply with all Environmental Laws as aforesaid, Lessor and/or the Agent may, but shall not be obligated to, have such Assessment prepared and such removal and/or remedial measures undertaken at the expense of Lessee, the costs of which shall be considered Additional Rent hereunder. The foregoing provisions of this subparagraph (e) shall survive the expiration or any other termination of this Lease and shall not be construed to relieve Lessee in any way of its continuing obligations throughout the Term to comply with the provisions of subparagraph (b) above.

                  (f) Unless Lessee exercises its Purchase Option, as a condition of any termination of this Lease, Lessee shall cause to be prepared, by an environmental consultant reasonably acceptable to Lessor, an Assessment which shall identify the presence or probable presence of any Hazardous Materials on, above or below the Property (other than Hazardous Materials used, generated and stored in compliance with applicable Environmental Laws), or the Release or threat of Release of any Hazardous Materials or any violation of any Environmental Laws with respect to the Property or Lessee's operations thereon or therein. To the extent that the Assessment identifies any such Hazardous Materials, Releases or threatened Releases or violations, Lessee shall take all such measures, including, without limitation, any and all such measures as shall be recommended by such environmental consultant, to remove, remedy and/or cure such condition and to remove all Hazardous Materials, so that, as soon as practicable after the termination of this Lease, no Hazardous Materials shall be present on, above, within or under the Property, no Release or threat of Release of Hazardous Materials exists, and no violation of Environmental Laws shall exist with respect to the Property or Lessee's operations thereon or therein. Any such response actions undertaken by Lessee shall comply fully with all applicable Environmental Laws. If Lessee fails to engage an environmental consultant to provide the Assessment to Lessor and the Agent within fifteen (15) days of the event which causes or permits termination of this Lease, or fails to take such recommended measures and to remove any Hazardous Materials and comply with all Environmental Laws as aforesaid, Lessor and/or the Agent may, but shall not be obligated to, have such Assessment prepared and such removal and/or remedial measures undertaken at the expense of Lessee, the costs of which shall be considered Additional Rent hereunder. The foregoing provisions of this subparagraph (f) shall survive the expiration or any other termination of this Lease and shall not be construed to relieve Lessee in any way of its continuing obligations throughout the Term to comply with the provisions of subparagraph (b) above.

                  (g) If Lessee fails to comply with the provisions of subparagraph (e) or subparagraph (f) above within the applicable time frames provided for therein, without regard to any cure rights herein or in any other Operative Documents (whether or not Lessor has taken any remedial measures as provided in subparagraph (e) or subparagraph (f)), Lessee shall be deemed to have elected to purchase the Property as provided in Paragraph 19 above.

         33. Quiet Enjoyment. So long as no Default or Event of Default exists hereunder, and subject to the terms of this Lease, the other Operative Documents and any matters of record, Lessor covenants that it will not interfere with the quiet enjoyment of the Property by Lessee or any of its permitted sublessees. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

         34. [INTENTIONALLY RESERVED.]

         35. Nature of Transaction. With respect to the Property, it is the intent of Lessee and the Credit Facility Providers that, (i) for accounting purposes, this Lease and the transactions contemplated by the Operative Documents shall be treated as an operating lease, and (ii) for federal, state and local tax purposes and for bankruptcy, commercial and regulatory law and all other purposes, this Lease and the transactions contemplated by the Operative Documents shall be treated as the repayment and security provisions of a loan by Lessor and the Credit Facility Providers to Lessee, that Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Property and that all payments of Basic Rent and Lease Balance during the Term shall be treated as payments of interest and, if applicable, principal. Lessee and Lessor agree to file tax returns consistent with such intent. Nevertheless, Lessee acknowledges and agrees that neither Lessor, the Agent nor any Credit Facility Provider or any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

         36. Grant of Lien and Future Assurances.

                  (a) Intent of the Parties. It is the intent of the parties hereto that this Lease grants a security interest and deed of trust lien, as the case may be, on the Property and the other Lessee Collateral to and for the benefit of Lessor (for the benefit of Lessor and the Credit Facility Providers) to secure Lessee's performance under and payment of all amounts under this Lease and the other Operative Documents.

                  (b) Transactions to be Regarded as Loans. Specifically, without limiting the generality of Paragraph 35, Lessor and Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor, any Credit Facility Providers or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor and the Credit Facility Providers as unrelated third party lenders to or for the benefit of Lessee secured by the Property and the other Lessee Collateral.

                  (c) Mortgage Lien. Specifically, without limiting the generality of Paragraph 35, Lessee has MORTGAGED, GRANTED, BARGAINED, SOLD, CONVEYED and CONFIRMED, and does hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY and CONFIRM, a lien on the Property and the other Lessee Collateral to secure to Lessor (for the benefit of the Credit Facility Providers) (i) all amounts advanced by Lessor and the Credit Facility Providers pursuant to the terms of the Operative Documents together with yield or interest, as applicable, thereon, and all other amounts payable under the Operative Documents in connection therewith and (ii) all other obligations of Lessee under the Operative Documents, effective on the date hereof.

                  (d) Security Agreement. Specifically, but without limiting the generality of Paragraph 35, Lessor and Lessee further intend and agree that, for the purpose of securing the payment of the above-described amounts and to further secure all other obligations of Lessee under the Operative Documents, (i) this Lease and the Lease Supplement shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Maryland Uniform Commercial Code (it being understood that Lessee hereby conveys and warrants and grants a security interest in the Property and the other Lessee Collateral to Lessor (for the benefit of Lessor and the Credit Facility Providers) to secure all amounts advanced by Lessor and the Credit Facility Providers pursuant to the terms of the Operative Documents, together with yield or interest thereon, and all other amounts payable under the Operative Documents and all other obligations of Lessee under the Operative Documents); (ii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-313 of the Maryland Uniform

Commercial Code; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under any Law. Lessor and Lessee shall, to the extent consistent with this Lease and the Lease Supplement, take such actions and execute, deliver, file and record such other documents, financing statements and mortgages as may be necessary to ensure that, if the Lease was deemed to create a security interest in the Property and the other Lessee Collateral in accordance with this Paragraph 36, such security interest would be deemed to be a first priority perfected security interest (subject only to the Deed of Trust and Encumbrances) and will be maintained as such throughout the Term.

                  (e) Deed of Trust. Specifically, but without limiting the foregoing or the generality of Paragraph 35, Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to Joseph C. LeMense and J. Scott Ensor (collectively, the "Deed of Trust Trustees") all of Lessee's right, title, and interest in and to the following (collectively, the "Mortgaged Property"): (i) the Property and all appurtenances relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, whether now owned or hereafter acquired by Lessee; (iii) all right, title and interest of Lessee in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Property or any portion thereof and providing for or resulting in the payment of money to Lessee for the use of the Property or any portion thereof, whether the user enjoys the Property or any portion thereof as Lessee for years, licensee, Lessee at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "Subject Leases") and guaranties of the performance or obligations of any Lessees or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all Lessee security deposits and all other Lessee deposits, whether held by Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, Lessee shall collect and apply such rental payments and revenues as provided in this Lease and the other Operative Documents; (iv) all right, title and interest of Lessee in, to and under all franchise agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any of the Property, to the extent the same are transferable, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of the Property (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the "Subject Contracts"); (v) all right, title and interest of Lessee in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon, as further provided in this Lease; (vi) all right, title and interest of Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Property by reason of casualty, condemnation or otherwise as further provided in this Lease; (vii) all right, title and interest of Lessee in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Property or the purchase, construction or operation thereof; (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (ix) all Alterations, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing acquired with proceeds of any of the property described hereinabove; all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and obligations herein described, a portion of the above described collateral being located upon the Land; and (x) all of the other Lessee Collateral, IN TRUST, HOWEVER, WITH POWER OF SALE, to secure (i) all amounts advanced by Lessor and the Credit Facility Providers pursuant to the terms of the Operative Documents together with Yield or Interest, as applicable, thereon, and all other amounts payable under the Operative Documents in connection therewith and (ii) all other obligations of Lessee under the Operative Documents, effective on the date hereof.

                  (f) Power of Sale Remedies. Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that this Lease constitutes a deed of trust or other secured financing with respect to the Property as is the intent of the parties pursuant to this Paragraph 36, then Lessor and Lessee agree that, upon the occurrence and during the continuance of any Event of Default, the Deed of Trust Trustees may, and are hereby irrevocably empowered to, with or without entry, and to the extent permitted by applicable law, sell or cause the sale of the Property or any part or parts thereof at one or more public auctions as an entirety or in parcels as Lessor may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Deed of Trust Trustees shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by applicable law, or in the absence of any such requirements, as Lessor may deem appropriate, and to make conveyance to the purchase or purchasers. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lessor may, at its option, proceed to foreclose on the Property by judicial foreclosure.

WAIVER: LESSEE ACKNOWLEDGES AND AGREES THAT IF IT DEFAULTS, A NON-JUDICIAL FORECLOSURE SALE OF THE PROPERTY, IF PERMITTED BY LAW, MAY BE CONDUCTED WITHOUT A HEARING OF ANY KIND AND WITHOUT NOTICE BEYOND THE PUBLICATION AND POSTING OF THE NOTICE OF SALE AS REQUIRED BY LAW. LESSEE HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO ANY SUCH HEARING AND NOTICE.

                  (g) UCC Remedies. In addition to any other remedies granted in this Lease to Lessor (including specifically, but not limited to, the right to proceed against the Property in accordance with the rights and remedies in respect to those portions of the Property which are real property pursuant to
Section 9-604(a) of the Maryland Uniform Commercial Code), Lessor may proceed under the Maryland Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included with the Property (such portion of the

Property being referred to herein as the "Personalty") and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the Maryland Uniform Commercial Code, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the Maryland Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by Lessor, and toward payment of the indebtedness hereby secured in such order or manner as provided herein. Any requirement of the Maryland Uniform Commercial Code for reasonable notification shall be met by mailing written notice to Lessee at its address set forth in Exhibit D hereto at least ten (10) days prior to the sale or other event for which such notice is required.

                  (h) Judicial Remedies. Lessor may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the Operative Documents, or in aid of the execution of any power herein or therein granted, or for the foreclosure of the mortgage lien created by this Lease, or for the enforcement of any other appropriate legal or equitable remedy and in aid thereof Lessee hereby assents to the passage of a decree by the equity court having jurisdiction. Upon the bringing of any suit to foreclose the mortgage lien created by this Lease or to enforce any other remedy available hereunder, Lessor shall be entitled as a matter of right, without notice and without giving bond to Lessee or anyone claiming under, by or through it, and without regard to the solvency or insolvency of Lessee or the then value of the premises, to have a receiver appointed of all the Property and of the earnings, income, rents, issues, profits and proceeds thereof, with such power as the court making such appointment shall confer, and Lessee does hereby irrevocably consent to such appointment.

                  (i) Acceleration of Certificates and Payments under the Letter of Credit Agreement and Other Operative Documents. In case of any sale of the Property, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Lease, the principal of the Certificates and all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, if not previously due, and the Yield and interest accrued thereon, if any, shall at once become and be immediately due and payable; also in the case of any such sale, Lessor may bid and become the purchaser, and the purchaser or purchasers, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Certificates and all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, and any claims for Yield and interest due and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportionable and applicable to the Certificates and all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, including principal, Yield and interest thereon, out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Property shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against Lessee and against the property of Lessee for the amount of such deficiency.

                  (j) Lease Supplement to Control. The provisions of this Paragraph 36 shall not limit in any manner the specific rights and remedies of Lessor under the Lease Supplement. Each right, power and remedy provided for in this Lease or in the Lease Supplement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing in law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. In the event of any conflict or inconsistency between the terms and provisions of this Lease and the terms and provisions of the Lease Supplement with respect to the liens, security interests and remedies available to Lessor, the terms and provisions of the Lease Supplement shall control.

                  (k) Attorney-in-Fact. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Lessor's discretion, to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Documents), and to take any action (including any action that Lessee is entitled to take), including, without limitation:

                           (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with all or any portion of the Property and the other Lessee Collateral;

                           (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

                           (iii) to file any claim or take any action or institute any proceedings which Lessor may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of this Lease; and

                           (iv) to perform any affirmative obligations of Lessee hereunder, including the execution of mortgages, financing statements and other documents.

         Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this subparagraph (k) is irrevocable and coupled with an interest. Notwithstanding anything contained herein to the contrary, the rights and powers presently granted Lessor by this subparagraph (k) may be exercised by Lessor only upon the occurrence and during the continuance of an Event of Default.

         37. Miscellaneous.

                  (a) This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                  (b) References to the masculine shall include the feminine and neuter and the plural shall include the singular, as the context may require.

                  (c) This Lease shall be construed and enforced in accordance with the Law of the State of Maryland.

                  (d) Time is of the essence with respect to each and every provision of this Lease.

                  (e) With respect to any provision of this Lease which requires Lessor to not unreasonably withhold its consent or approval, if in connection therewith Lessor is obligated under the Operative Documents to obtain the consent or approval of Issuer, the Trustee, the Agent, the Credit Facility Providers or any other third party, then Lessor's failure to provide consent or failure to otherwise act in a reasonable manner because of its inability to obtain the consent or approval of Issuer, the Trustee, the Agent, the Credit Facility Providers or other third party shall not be deemed unreasonable, so long as Lessor has made a good faith effort to obtain such consent.

                  (f) Lessor and Lessee hereby agree and consent that any action or proceeding arising out of or brought to enforce the provisions of this Lease may be brought in any appropriate court in Montgomery County, Maryland or Baltimore City, Maryland, and, by the execution of this Lease, Lessor and Lessee irrevocably consent to the jurisdiction of each such court.

                  (g) If for any reason Lessor or Lessee should become not qualified to do business in the State, Lessor and Lessee hereby agree to designate and appoint, without power of revocation, an agent for service of process within the State, as the agent for Lessor or Lessee, as applicable, upon whom may be served all process, pleadings, notice or other papers which may be served upon Lessor or Lessee, as applicable, as a result of any of Lessor's or Lessee's, as applicable, obligations under this Lease.

                  (h) Lessor and Lessee covenant that throughout the Term, if a new agent for service of process within the State is designated pursuant to the terms of subparagraph (g) above, Lessor or Lessee, as applicable, will immediately file with the other party hereto the name and address of such new agent and the date on which such appointment is to become effective.

                  (i) Lessor and Lessee hereby jointly waive trial by jury in any action or proceeding to which Lessor and Lessee may be parties, arising out of or in any way pertaining to this Lease. This waiver is knowingly, willingly and voluntarily made by Lessor and Lessee, each of which hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each of Lessor and Lessee further represents that it has been represented in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

         38. Partial Release of Land.

         Notwithstanding anything to the contrary contained in this Lease and in the other Operative Documents and subject to the satisfaction of the terms and conditions set forth below, Lessor shall, within thirty (30) days after receipt of a written request from Lessee notifying Lessor of Lessee's intent to construct additional improvements on a portion of the Land for which the Issuer and Credit Facility Providers have refused to provide financing, execute an amendment to this Lease and the other Operative Documents pursuant to which the portion of the Land upon which such additional improvements shall be constructed (the "Release Parcel") shall be released from this Lease and the liens created hereby and in the other Operative Documents.

         Lessor's obligation to release the Release Parcel from this Lease and the lien created hereby and in the other Operative Documents shall be subject to the following terms and conditions:

                           (i) No Default or Event of Default shall then be existing;

                           (ii) Lessee shall be responsible, at Lessee's sole cost and expense, for preparing an ALTA Survey of the Release Parcel and for obtaining any and all required zoning, subdivision or other approvals from any applicable Governmental Authority having jurisdiction;

                           (iii) Lessee shall be responsible for the costs of preparing and recording the required amendments to this Lease and the other Operative Documents to reflect the release of the Release Parcel from the liens created by this Lease and the other Operative Documents and for all other costs incurred by Lessor, the Agent, the Issuer and/or the Credit Facility Providers in connection with the release of the Release Parcel, including, without limitation, such parties' attorneys' fees;

                           (iv) To the extent deemed necessary by Lessor, Agent or Issuer, Lessor and/or Issuer shall retain or reserve any easements over, upon, across and under the Release Parcel as may be necessary to support the continued use and operation of the Property;

                           (v) Agent shall obtain, at the sole cost and expense of Lessee, an appraisal of the Fair Market Value of the Property, less the Release Parcel; and

                           (vi) Lessee shall pay to Agent, for the benefit of the Credit Facility Providers, a release fee equal to the difference, if any, between the Fair Market Value of the Property as of the Commencement Date and the Fair Market Value of the Property, less the Release Parcel; provided, however, such release fee shall not exceed the Fair Market Value of the Release Parcel (the "Release Fee"), which amount shall be applied to the Lease Balance.







                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed on their behalf, under seal, by their respective signatories thereunto duly organized as of the date first above written.


                    LESSOR:

                    WELLS FARGO BANK NORTHWEST,
                    NATIONAL ASSOCIATION, not in its
                    individual capacity, but solely as Owner Trustee



                    By: /s/ VAL T. ORTON
                       ---------------------------------------------
                    Name:   Val T. Orton
                         -------------------------------------------
                    Title:  Vice President
                          ------------------------------------------

                    LESSEE:

                    HUMAN GENOME SCIENCES, INC.



                    By:    /s/ STEVEN C. MAYER
                       ---------------------------------------------
                    Name:  Steven C. Mayer
                    Title: Senior Vice President and Chief Financial
                           Officer

                                                                      EXHIBIT A


                             DESCRIPTION OF LAND


                                [TO BE ADDED]

                                                                      EXHIBIT B





                           [INTENTIONALLY OMITTED]

                                                                      EXHIBIT C


                                  BASIC RENT


         Subject to adjustment as provided in Paragraph 6(b) of this Lease, Basic Rent, on each Payment Date, shall be an amount equal to the sum of (i) the amount of interest payable on the aggregate sum of the outstanding principal amount of the Bonds as of such Payment Date, (ii) the yield payable on the aggregate sum of the outstanding principal amount of the Certificates as of such Payment Date, and (iii) any other amounts and costs payable or reimbursable pursuant to the Operative Documents as of such Payment Date, including, without limitation, any amounts to be paid or reimbursable by the Issuer, and the Lessor under the MEDCO Note, the Letter of Credit Documents and the Head Lease.

                                                                      EXHIBIT D


                        NOTICE AND PAYMENT INFORMATION

If to Lessor:

         Notices: Wells Fargo Bank Northwest, National Association 79 South Main Street, 3rd Floor
                              Salt Lake City, Utah  84111
                              Attention:   Val T. Orton
                                           Vice President

         Payments:            c/o [Allfirst Bank]
                              [ADD WIRING INSTRUCTIONS]



If to Lessee:

         Notices:             Human Genome Sciences, Inc.
                              9410 Key West Avenue
                              Rockville, Maryland  20850
                              Attention:   Steven C. Mayer
                                           Senior Vice President and
                                            Chief Financial Officer

                              with a copy to:

                              James H. Davis
                              Senior Vice President and General Counsel
                                   and Secretary
                              Human Genome Science, Inc.
                              9410 Key West Avenue
                              Rockville, Maryland  20850

If to Agent:

         Notices              Allfirst Bank
                              6303 Ivy Lane, Suite 200
                              Greenbelt, Maryland  20770
                              Attention:   Joseph C. LeMense
                                           Senior Vice President

                              Allfirst Bank
                              International Operations
                              25 South Charles Street
                              15th Floor
                              Baltimore, Maryland  21201
                              Attention:   Letter of Credit Department

                              with a copy to:

                              Nancy R. Little, Esq.
                              McGuireWoods LLP
                              One James Center
                              910 East Cary Street
                              Richmond, Virginia  23219

                                                                      EXHIBIT E


                      SECURITY AGREEMENT AND ASSIGNMENT


                               [TO BE ATTACHED]





                                     E-1